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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               LENS EXPRESS, INC.,

                             SUMMIT TECHNOLOGY, INC.

                                       AND

                        STRATEGIC OPTICAL HOLDINGS, INC.




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                                DATED MAY 4, 2000

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
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



                                TABLE OF CONTENTS


1.       Definitions; Interpretation..............................................................................1

         1.1      Definitions.....................................................................................1
         1.2      Interpretation..................................................................................6

2.       Purchase and Sale of Business............................................................................6

         2.1      Purchase and Sale...............................................................................6
         2.2      Assumed Liabilities.............................................................................7
         2.3      Excluded Liabilities............................................................................8

3.       Payment..................................................................................................8

         3.1      Purchase Price, Payment on the Closing Date.....................................................8
         3.2      Allocation of Purchase Price....................................................................9
         3.3      Purchase Price Adjustment.......................................................................9

4.       The Closing.............................................................................................10

         4.1      The Closing....................................................................................10
         4.2      Seller's Deliveries............................................................................10
         4.3      Buyer's Deliveries.............................................................................11
         4.4      Further Assurances.............................................................................12

5.       Representations and Warranties of Seller................................................................12

         5.1      Corporate Status...............................................................................12
         5.2      Corporate Authority............................................................................12
         5.3      Non-Contravention, Approvals and Consents......................................................13
         5.4      Transferred Assets.............................................................................13
         5.5      Changes........................................................................................13
         5.6      Taxes..........................................................................................15
         5.7      Employee Benefit Plans.........................................................................15
         5.8      Litigation.....................................................................................17
         5.9      Brokers........................................................................................17
         5.10     Intellectual Property..........................................................................17
         5.11     Agreements.....................................................................................18
         5.12     Leases, Other Real Property....................................................................19
         5.13     Financial Statements...........................................................................19
         5.14     Compliance with Laws...........................................................................20
         5.15     Environmental Compliance.......................................................................20
         5.16     Condition of Transferred Assets................................................................20
         5.17     Insurance......................................................................................20
         5.18     Inventories....................................................................................21
         5.19     Accounts Receivable............................................................................21
         5.20     Labor Matters, etc.............................................................................21
         5.21     Limitation on Representations and Warranties...................................................21

6.       Representations and Warranties of Buyer.................................................................22

         6.1      Corporate Status...............................................................................22
         6.2      Corporate Authority............................................................................22
         6.3      Non-Contravention..............................................................................22
         6.4      Brokers........................................................................................23
         6.5      Litigation.....................................................................................23
         6.6      Financial Statements...........................................................................23
         6.7      Capitalization.................................................................................23
         6.8      Subsidiaries...................................................................................24
         6.9      Valid Issuance of Securities...................................................................24
         6.10     Financing......................................................................................24
         6.11     Buyer's Business...............................................................................24
         6.12     Limitation on Representations and Warranties...................................................24

7.       Interim Covenants of Seller.............................................................................25

         7.1      Operation of the Business......................................................................25
         7.2      Application for Regulatory Consent and Licenses................................................26
         7.3      Access to Facilities, Files and Records........................................................26
         7.4      Notice of Proceedings..........................................................................27
         7.5      Hart-Scott-Rodino Filing.......................................................................27
         7.6      Reasonable Commercial Efforts..................................................................27
         7.7      Notification of Certain Matters................................................................27
         7.8      Transfers......................................................................................27
         7.9      No Solicitation................................................................................27
         7.10     Fiduciary Out..................................................................................28

8.       Interim Covenants of Buyer..............................................................................29

         8.1      Application for Regulatory Consent and Licenses................................................29
         8.2      Notice of Proceedings..........................................................................29
         8.3      Hart-Scott-Rodino Filing.......................................................................29
         8.4      Reasonable Commercial Efforts..................................................................29
         8.5      Notification of Certain Matters................................................................30

9.       Conditions Precedent to Buyer's Obligations.............................................................30

         9.1      Representations, Warranties and Covenants......................................................30
         9.2      Proceedings....................................................................................31
         9.3      Regulatory Approvals...........................................................................31
         9.4      Hart-Scott-Rodino..............................................................................31
         9.5      Deliveries, Release of Liens...................................................................31
         9.6      Consents to Assignment of Leases...............................................................31
         9.7      Opinion of Counsel to the Company and Summit...................................................31
         9.8      Financing......................................................................................31

10.      Conditions Precedent to Sellers' Obligations............................................................31

         10.1     Representations, Warranties and Covenants......................................................31
         10.2     Proceedings....................................................................................32
         10.3     Hart-Scott-Rodino..............................................................................32
         10.4     Deliveries.....................................................................................32
         10.5     Opinion of Counsel to Buyer....................................................................32

11.      Certain Post-Closing Matters............................................................................32

         11.1     Access to Records, Information and Personnel...................................................32
         11.2     Insurance......................................................................................33
         11.3     Books and Records..............................................................................33
         11.4     Taxes..........................................................................................33
         11.5     Employee and Employee Benefits.................................................................34
         11.6     Covenant Not to Compete........................................................................35
         11.7     Post Closing Confidentiality...................................................................35

12.      Indemnification.........................................................................................36

         12.1     By Seller......................................................................................36
         12.2     By Buyer.......................................................................................37
         12.3     Entitlement to Indemnification, Exclusivity....................................................38
         12.4     Notice and Defense of Claims...................................................................38
         12.5     Survival of Representations and Warranties.....................................................40
         12.6     Limitations on Parties' Right to Indemnification...............................................40
         12.7     Special Indemnity..............................................................................41

13.      Termination.............................................................................................41

         13.1     Termination....................................................................................41
         13.2     Effect of Termination..........................................................................42

14.      Miscellaneous...........................................................................................42

         14.1     Amendment and Modification, Waiver of Provisions...............................................42
         14.2     Expenses.......................................................................................43
         14.3     Successors and Assigns; Assignments............................................................43
         14.4     Confidentiality, Public Announcement...........................................................43
         14.5     Notices........................................................................................44
         14.6     No Third Parties Benefited.....................................................................45
         14.7     Law Governing..................................................................................45
         14.8     Counterparts...................................................................................45
         14.9     Severability...................................................................................45
         14.10    Entire Agreement...............................................................................45
         14.11    Construction...................................................................................45
         14.12    Consent to Jurisdiction........................................................................46
         14.13    Waiver of Jury Trial...........................................................................46
         14.14    Supplements to Disclosures.....................................................................46

Disclosure Schedules

Schedule 1.1.7(a)   Payor Contracts
Schedule 1.1.7(b)   Provider Contracts
Schedule 1.1.7(c)   Miscellaneous Contracts
Schedule 1.1.18     Employees
Schedule 1.1.20     Excluded Assets
Schedule 1.1.22     Financial Statements
Schedule 1.1.34     Leases
Schedule 1.1.41     Personal Property
Schedule 2.3        Excluded Liabilities
Schedule 3.2        Allocation
Schedule 4.2(g)     Required Consents
Schedule 5.3(a)     Seller's Consents
Schedule 5.4        Transferred  Assets
Schedule 5.5        Changes
Schedule 5.6        Taxes
Schedule 5.7        Employee Benefit Plans
Schedule 5.8        Litigation (Seller)
Schedule 5.10       Owned Intellectual Property
Schedule 5.11(a)    Affiliate Agreements
Schedule 5.11(b)    Contracts
Schedule 5.13       Undisclosed Liabilities
Schedule 5.14       Compliance  with Laws
Schedule 5.17       Insurance
Schedule 6.3        Buyer's Consents
Schedule 6.5        Litigation (Buyer)
Schedule 6.6        Financial Statements of Buyer
Schedule 7.1        Operation of Business
Schedule 11.5(b)    Assumed Employee Benefit Plans

Exhibits

Exhibit A.......    Assignment and Assumption Agreement
Exhibit B.......    Bill of Sale
Exhibit C.......    SOH Stockholders' Agreement
Exhibit D.......    SOH Registration Rights Agreement
Exhibit E.......    Opinion of Counsel to the Company and Summit

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this 4th day of May, 2000, by and between LENS EXPRESS, INC., a Florida corporation ("Seller" and the "Company"), SUMMIT TECHNOLOGY, INC., a Massachusetts corporation and, directly or indirectly, the owner of all of the issued and outstanding capital stock of Seller ("Summit"), and STRATEGIC OPTICAL HOLDINGS, INC., a Delaware corporation ("Buyer").

                              Background Provisions

         A........Seller is engaged in the Business (as defined below).

         B........Buyer  wishes to  purchase  from  Seller and Seller and Summit wish that Seller shall sell to Buyer, such Business in accordance with the provisions set forth herein.

         NOW THEREFORE, in consideration of and subject to the terms and conditions hereof, and intending to be legally bound hereby, Seller, Summit and Buyer hereby agree as follows:

1.       Definitions; Interpretation.

1.1 Definitions. The following terms, as used herein, have the following meanings:


1.1.1 "Accountants" shall mean Arthur Andersen LLP or another nationally recognized accounting firm mutually designated by Buyer and Seller.

1.1.2 "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such other Person. For purposes of this definition, "control" (including with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean (a) the ownership of 50% or more of the voting securities or other voting interests of any Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

1.1.3 "Agreement" shall mean this Asset Purchase Agreement and all exhibits and schedules attached hereto, as the same may be amended from time to time in accordance with the provisions hereof.

1.1.4  "Applicable  Law"  shall  mean  all  applicable  provisions  of  all  (i)
constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, by-laws, codes or orders of any Regulatory Authority,
(ii) Governmental Approvals and (iii) orders, decisions, directives, injunctions, judgments, awards, decrees of, requirements of or agreements with any Governmental Authority.

1.1.5    "Asserting Party" shall have the meaning set forth in Section 12.4(a).

1.1.6 "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement between Buyer and Seller in substantially the form of Exhibit A - Assignment and Assumption Agreement attached hereto.

1.1.7 "Assumed Contracts" shall mean, as of the date hereof, the following contracts relating to the Business to which Seller is a party: (a) the contracts set forth on Schedule 1.1.7(a) - Payor Contracts; (b) the contracts referred to on Schedule 1.1.7(b) - Provider Contracts; and (c) the contracts set forth on
Schedule 1.1.7(c) - Miscellaneous Contracts.

1.1.8    "Assumed Liabilities" shall have the meaning set forth in Section 2.2.

1.1.9 "Bill of Sale" shall mean the Bill of Sale and Assignment from Seller to Buyer, in substantially the form of Exhibit B - Bill of Sale attached hereto.

1.1.10 "Books and Records" shall mean all Seller's books, manuals and other similar materials of any kind relating to the Transferred Assets, whether in documentary form or on microfilm, microfiche, magnetic tape, computer disk or other form.

1.1.11 "Business" shall mean the business carried on by Seller from time to time, including the sale and distribution, by Seller or any of its Affiliates, of contact lenses and related products, and all businesses and activities ancillary thereto and including all rights, agreements and arrangements relating to Managed Vision Limited, a Florida limited partnership, and Managed Vision Inc., a Florida corporation.

1.1.12 "Business Day" shall mean any day other than a day on which the New York Stock Exchange is closed.

1.1.13 "Closing" and "Closing Date" shall have the meanings set forth in Section 4.1.

1.1.14 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

1.1.15   "Commitment Letter" shall have the meaning set forth in Section 6.10.

1.1.16   "Defending Party" shall have the meaning set forth in Section 12.4(a).


1.1.17 "Employee Benefit Plans" shall include pension and profit sharing plans, retirement and post retirement welfare benefits, health insurance benefits (medical, dental and vision), disability, life and accident insurance, sickness benefits, vacation, employee loans and banking privileges and any bonus, incentive, deferred compensation, stock purchase, stock option, phantom stock or other equity-based severance, employment, change of control or fringe benefit plan, program or agreement (whether written or oral), including any employee benefit plans as defined in Section 3.3 of ERISA.

1.1.18 "Employees" shall mean the individuals employed by Seller or an Affiliate of Seller who are engaged in the Business (including those individuals who are on temporary leave for medical, family, military, personal or other reasons).
Schedule 1.1.18 - Employees lists the Employees as of April 25, 2000.

1.1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.1.20  "Excluded  Assets" shall mean the assets of Seller specified on Schedule
1.1.20 - Excluded Assets.

1.1.21   "Excluded Liabilities" shall have the meaning set forth in Section 2.3.

1.1.22 "Financial Statements" shall mean the unaudited financial statements of Seller for the three (3) months ended April 2, 2000 (the "April 2 Financial Statements"), and the audited financial statements of Seller for each of the twelve (12) months ended December 31, 1998 and December 31, 1999 (the "1999 Financial Statements"), respectively, a copy of each of which is attached hereto as Schedule 1.1.22 - Financial Statements.

1.1.23 "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time.

1.1.24 "Governmental Approval" shall mean all material approvals, permits, qualifications, authorizations, licenses, franchises, consents, orders, registrations or other approvals of all Regulatory Authorities necessary in order to permit Seller to carry on the Business.

1.1.25 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.1.26 "Indemnified Buyer Claims" shall have the meaning set forth in Section 12.1.

1.1.27  "Indemnified  Buyer  Party"  shall have the meaning set forth in Section
12.1.

1.1.28 "Indemnified Seller Claims" shall have the meaning set forth in Section 12.2.

1.1.29 "Indemnified Seller Party" shall have the meaning set forth in Section 12.2.

1.1.30 "Intellectual Property" shall mean any and all: (a) patents and patent applications, patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, certification marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations and Internet Web sites and the content thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof, if any; (f) intellectual property rights similar to any of the foregoing; (g) Software, if any; (h) licenses of any of the foregoing and
(i) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

1.1.31  "Intellectual  Property  Assets"  shall  have the  meaning  set forth in
Section 5.10.

1.1.32 "Knowledge" shall mean, with respect to Seller, the actual knowledge of one or more of Peter Litman, James Lightman, Robert Kelly, Robert Palmisano, Menderes Akdag, Brian O'Neill and Harvey Berkowitz.

1.1.33 "Leased Premises" shall mean the offices and other facilities leased by Seller or any of its Affiliates pursuant to the Leases and used in connection with the Business.

1.1.34 "Leases" shall mean the real property leases and rental agreements (including subleases), as amended, entered into with respect to the Leased Premises, as set forth on Schedule 1.1.34 - Leases.

1.1.35 "Lien" shall mean any lien, pledge, charge, encumbrance, security interest, mortgage, deed of trust, lease, option or other adverse claim of any kind or description.

1.1.36 "Material Adverse Effect" shall mean, with respect to Seller or the Business, (i) a material adverse effect on Seller's ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) a material adverse effect on the business, financial condition or operations of the Business taken as a whole. "Material Adverse Effect" shall mean, with respect to Buyer, (i) a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) a material adverse effect on the business, financial condition or results of operations of the Buyer's business taken as a whole.

1.1.37 "Non-Third Party Claims" shall have the meaning set forth in Section 12.4(b).

1.1.38 "Owned Intellectual Property" shall have the meaning set forth in Section 5.10.

1.1.39 "Permitted Liens" shall mean (a) any Liens for Taxes not yet due and payable or being contested by Seller or any Affiliate of Seller in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established on the Financial Statements, (b) Liens resulting from a filing by a lessor as a precautionary filing for a true lease, (c) customary landlord's Liens under Leases and (d) any other customary encumbrance affecting any asset which does not materially impede or otherwise affect the ownership or operation of such asset.

1.1.40 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

1.1.41 "Personal Property" shall mean all personal property and leasehold improvements leased by or owned by Seller or any Affiliate of Seller as part of the Business as of the date hereof, less any items sold or otherwise disposed of plus new items acquired, leased or obtained by Seller or such Affiliate, in each case, in the ordinary course of the Business consistent with past practices through the close of business on the Closing Date. Schedule - 1.1.41 Personal Property lists all Personal Property as of April 28, 2000.

1.1.42 "Pre-Closing Period" shall mean any taxable year or period (or a portion thereof) ending on or prior to the Closing Date. Taxes with respect to any period that begins before and ends after the Closing Date shall be allocated to the Pre-Closing Period (i) on a per diem basis in the case of real and personal property Taxes and (ii) on the basis of an interim closing of the books at the end of the Closing Date in the case of all other Taxes.

1.1.43   "Purchase Price" shall have the meaning set forth in Section 3.1.

1.1.44 "Regulatory Authority" shall mean any federal, state, local or other government authority or instrumentality, domestic or foreign.

1.1.45 "Software" shall mean the following: (a) computer software and subsequent versions thereof developed or currently being developed by Seller or any Affiliate of Seller or acquired or licensed from third parties and used in the Business, including without limitation, source code, object code, objects, comments, screens, and user interfaces; and (b) all files, data materials, manuals, design notes and other items and documentation related thereto or associated therewith.

1.1.46 "SOH Common Stock" shall have the meaning set forth in Section 3.1.

1.1.47 "SOH  Registration  Rights Agreement" shall have the meaning set forth in
Section 3.1.

1.1.48   "SOH Stockholders' Agreement" shall have the meaning set forth in
Section 3.1.

1.1.49 "Supplies" shall mean all supplies and inventory owned by Seller or any Affiliate of Seller as part of the Business as of the date hereof, less any items sold or consumed plus new items acquired or obtained, in each case in the ordinary course of the Business consistent with past practices through the close of business on the Closing Date.

1.1.50 "Tax" shall mean all taxes, charges, fees, levies or other assessments (including without limitation, income, gross receipts, gains, transfer, ad valorem, value added, excise, property, sales, use, production, recording, license, payroll, transfer, net worth, capital, business and occupation, disability, employment severance, franchise or withholding taxes), imposed (whether directly or by withholding) by any Regulatory Authority and includes any estimated tax, assessment interest and penalties (civil or criminal) or additions to tax. It shall include any obligations of a Person in connection with or related to any tax sharing or similar arrangements between such Person and any other Person.

1.1.51 "Tax Returns" shall mean any report, return, schedule, form, attachment or other information required to be supplied to a Regulatory Authority by a Person in connection with Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes such Person or any Affiliate of Such Person.

1.1.52 "Third Party Claim" shall have the meaning set forth in Section 12.4(a).

1.1.53 "Transaction Documents" shall mean this Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the SOH Stockholders' Agreement and the Registration Rights Agreement and all other documents required to give effect to the transactions contemplated hereby.

1.1.54   "Transferred Assets" shall have the meaning set forth in Section 2.1.

1.1.55 "WARN Acts" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2 101 et seq., and its corresponding regulations, and any similar state law, rule or regulation or local ordinance, rule or regulation providing for notification to employees affected by a closing, relocation, sale of a business, mass layoff or similar event.

1.2 Interpretation. The headings preceding the text of Articles, Sections, subsections, Exhibits and Schedules included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the terms "including" or "include" shall, in all cases, mean "including, without limitation," and "include, without limitation," respectively. The use of the masculine, feminine or neuter gender herein shall, as applicable, also refer to the other gender(s). Except as the context otherwise requires, the use of the singular form of any term shall also refer to the plural, and vice versa. Unless the context otherwise requires, whenever the terms "hereto," "hereunder," "herein" or "hereof" are used in this Agreement, such terms shall be construed as referring to this Agreement and references to "Articles," "Sections," "subsections," "paragraphs," "subparagraphs," "clauses," "Schedules," "Exhibits" and "Recitals" shall be construed as referring to those of this Agreement.

2.       Purchase and Sale of Business.

2.1      Purchase and Sale.

(a) Seller agrees to sell, assign, transfer and convey to Buyer or cause to be sold, assigned, transferred and conveyed to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, at the Closing, all rights, titles and interests in, to and under all of the properties, assets, rights, licenses, permits, Governmental Approvals, claims and contracts of every kind, character and description owned or leased by Seller or any of its Affiliates, or used or held for use by Seller or any of its Affiliates, primarily in connection with the Business, as the same may exist on the Closing Date, whether real, personal or mixed, tangible or intangible (including goodwill), and whether now owned or hereafter acquired, including all assets reflected on the Closing Balance Sheet, less the Excluded Assets (the "Transferred Assets"). The Transferred Assets shall include the following:

(i) all rights and interests of Seller and its Affiliates in and to the Personal Property;

(ii) all assignable rights and interests of Seller and its Affiliates in and to the Assumed Contracts;

(iii) all assignable rights and interests of Seller and its Affiliates in and to the Leases;

(iv)     the Books, and Records;

(v) all assignable rights and interests of Seller and its Affiliates in and to the Intellectual Property Assets;

(vi) all rights and interests of Seller and its Affiliates in and to the Supplies; and

(vii) all rights and interests of Seller and its Affiliates in and to the accounts receivable of the Business.

(b) To the extent that the sale, conveyance, transfer or assignment of any agreement, lease, license, contract or other document or instrument requires the consent of any person or entity other than Buyer, Summit, or Seller, this Agreement shall not constitute an agreement to effect such sale, conveyance, transfer or assignment if such action would constitute a breach thereof. If Seller is unable to obtain any of the consents set forth on Schedule 5.3(a) - Seller's Consents, the Closing shall nevertheless take place if such consents set forth on Schedule 5.3(a) - Seller's Consents, that Buyer is unable so to obtain prior to the Closing shall relate to such agreements, licenses, leases, contracts and other Transferred Assets that, individually and in the aggregate, are not material to the Business or the Transferred Assets as a whole, as determined by Buyer in its reasonable discretion. In the event that Seller is unable to obtain any consent to the assignment of any agreement, lease, license, contract or other document or instrument and the Closing takes place, Seller and Summit shall take all reasonable action requested by Buyer to secure such consents after the Closing or otherwise to transfer to Buyer the benefits of such agreements, licenses, leases, contracts, documents or instruments.

2.2 Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement, from and after the Closing Date, Buyer shall assume and agree to pay, perform and discharge the following obligations, in each case whether arising, accruing or occurring before, on or after the Closing Date, (collectively, the "Assumed Liabilities"): all liabilities and obligations of every kind, nature or description of Seller, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except for the Excluded Liabilities. Nothing contained in this Agreement shall require Buyer to pay, perform or discharge any of the Assumed Liabilities so long as it shall in good faith contest or cause to be contested the amount or validity thereof and shall have indemnified and have held harmless Seller and Summit with respect thereto.

2.3 Excluded Liabilities. Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall not assume or be responsible for any liabilities or obligations of Seller or any of its Affiliates of any kind, known or unknown, contingent or otherwise, other than the Assumed Liabilities (all of such liabilities or obligations for which Buyer is not assuming any liability are referred to collectively herein as the "Excluded Liabilities"). The parties agree that the Excluded Liabilities shall be (1) any and all liabilities for Taxes of Seller or any of its Affiliates and any and all liabilities for Taxes in respect of, or relating to, the Business or the Transferred Assets for any Pre-Closing Period, (2) any and all liabilities arising out of or relating to
(x) any Employee Benefit Plan not set forth on Schedule 11.5(b), and (y) any Employee Benefit Plan set forth on Schedule 11.5(b) to the extent such liability or obligation is accrued as of the Closing Date, but is not reserved for on the Closing Balance Sheet or otherwise matched by a dedicated asset for such purpose held by any such Employee Benefit Plan or reflected on the Closing Balance Sheet, (3) any and all obligations, liabilities or responsibilities of Seller or any of its Affiliates arising out of or relating to the breach by Seller or any of its Affiliates of all indebtedness for borrowed money of Seller or any of its Affiliates, (4) any obligations or liabilities with respect to gross-payments pursuant to Section 2 of the Severance Agreement, dated August 4, 1998, between Menderes Akdag and Seller and (5) any obligations, liability or responsibility set forth on Schedule 2.3 hereto.

3.       Payment.

3.1      Purchase Price, Payment on the Closing Date.


(a) Cash Payment. On the Closing Date (by Noon, Eastern time), Buyer shall pay to Seller $31,000,000, to an account designated by Seller, by fedwire transfer in immediately available U.S. dollars (the "Cash Purchase Price").

(b) Equity Payment. On the Closing Date (by Noon, Eastern time), Buyer shall deliver to Seller, 21,563 shares of the Buyer's Common Stock, representing approximately 9.7% of the fully-diluted Common Stock of Buyer, after giving effect to the transactions contemplated hereby (the "SOH Common Stock") (the "Stock Purchase Price," together with the Cash Purchase Price, the "Purchase Price") and Summit shall execute and deliver to Buyer a Stockholders' Agreement (the "SOH Stockholders' Agreement") in the form attached hereto as Exhibit C, and a Registration Rights Agreement (the "SOH Registration Rights Agreement") in the form attached hereto as Exhibit D.

3.2 Allocation of Purchase Price. The Purchase Price for the Transferred Assets and the Assumed Liabilities shall be allocated, for Tax purposes, as set forth on Schedule 3.2 - Allocation hereto. Neither Buyer nor Seller shall file any Tax Returns (including filing of Internal Revenue Service Form 8594) or, in a judicial or administrative proceeding, assert or maintain any Tax reporting position that is inconsistent with this Agreement or the allocation agreed to in accordance with this Agreement, unless required to do so by Applicable Law.

3.3      Purchase Price Adjustment.


(a) Within ninety (90) days after the Closing Date, the Buyer shall prepare and deliver to Seller (i) an audited balance sheet of the Company as of the time immediately preceding the Closing, prepared in accordance with GAAP, applied on a basis consistent with the preparation of the 1999 Financial Statements (the "Closing Balance Sheet"); provided, however, that the Closing Balance Sheet shall (u) include the effect of paying off indebtedness and distributing cash pursuant to Section 7.1(b) or otherwise, (v) include a $50,000 reserve for returns, (w) not include any liability for Taxes accrued for any Pre-Closing Period, (x) include a reserve for liabilities associated with Seller's "new and fresh" program, determined in accordance with the methodology utilized in establishing such reserve on the 1999 Financial Statements, (y) not include any Excluded Asset, and (z) not include any Excluded Liability and (ii) a calculation based on the Closing Balance Sheet of the Company's working capital (accounts receivable, inventory, prepaid expenses, cash, cash equivalents and other current assets, less accounts payable, accrued expenses and other current liabilities) (the "Closing Working Capital"). In connection with the preparation of the Closing Balance Sheet and Buyer's calculation of the Closing Working
Capital (collectively, the "Closing Financial Statements"), Buyer and its authorized representatives, upon signing the necessary accountant's release, shall have the right to review the information used in the preparation of Seller's historical financial statements, including all existing workpapers of the accountants that audited or reviewed such statements.

(b) The Purchase Price shall be decreased by the amount by which the $3,939,000 exceeds Closing Working Capital. If the Closing Working Capital equals or exceeds $3,939,000, there will be no adjustment to the Purchase Price pursuant to this Section 3.3. Seller and Summit, jointly and severally, shall pay to the Buyer the amount of any such decrease in cash in same day funds within ten (10) days after the first to occur of the events described in the last sentence of paragraph 3.3(d) below , plus interest thereon at the rate of 10% from the Closing Date to the date of such payment.

(c) Upon receipt of the Closing Financial Statements, Seller and Summit, and their respective representatives, upon signing the necessary accountant's release, shall have the right to review the work papers of the Buyer and its accountants utilized in preparing the Closing Financial Statements and other relevant documents, and to discuss related matters with the Buyer and appropriate representatives of its accountants. The Closing Financial Statements shall be binding on Seller unless Seller presents the Buyer within thirty (30) days after its receipt of the Closing Financial Statements with written notice of disagreement in accordance with Section 3.3(d).

(d) Seller may dispute items reflected on the Closing Financial Statements only on the basis that such amounts were not arrived at in accordance with the application of the principles, procedures and elections set forth in this
Section 3.3 or resulted from mechanical errors of computation. In the event Seller so disagrees with any item on the Closing Financial Statements, Seller shall, within 30 days after receipt thereof, give Buyer notice of such disagreement specifying the items on the Closing Financial Statements in dispute and setting forth Seller's proposed adjustments. If Seller and the Buyer are unable to resolve any disagreement with respect to the Closing Financial
Statements within 15 days after the Buyer receives a timely notice of disagreement, the items of disagreement alone shall be referred for final determination to the Accountants. The Accountants shall, within 30 days after such submission, determine and report to the parties upon such disputed items and such report shall be final, binding and conclusive on the parties with respect to such items. The Closing Financial Statements shall be deemed to be binding on Seller and Buyer upon (i) Seller's failure to deliver to the Buyer a notice of disagreement within 30 days of its receipt of the Closing Financial Statements prepared by the Buyer, (ii) resolution of any disagreement by mutual agreement of the parties after a timely notice of disagreement has been delivered to the Buyer, or (iii) notification by the Accountants of their final determination of the items of disagreement submitted to them.

(e) The fees and disbursements of the Accountants shall be shared equally between the Buyer and Seller.

4.       The Closing.

4.1 The Closing. The consummation of the transactions provided for in this Agreement (the "Closing") shall take place (a) at the offices of Buyer's Counsel, Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 9:00 a.m., Eastern time, on the fifth Business Day after the last of the conditions required to be satisfied or waived pursuant to Articles 9 and 10 is either satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions), or (b) at such other place, time or date as the parties shall agree upon in writing. The date on which the Closing is to occur is referred to herein as the "Closing Date." The Closing shall be deemed effective as of the close of business on the Closing Date.

4.2      Seller's Deliveries.

         At the Closing, Seller shall deliver to Buyer the following:

(a)      a duly executed Bill of Sale;

(b)      a duly executed Assignment and Assumption Agreement;

(c) certified copies of resolutions, duly adopted by the Board of Directors of Seller, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby,

(d)      the officer's certificate referred to in Section 9.1(c);

(e) UCC termination statements or partial release statements, as appropriate and necessary to release in full all of the Transferred Assets from the Liens of the credit facilities to which Seller and the Transferred Assets are bound;

(f) a duly executed SOH Stockholders' Agreement and SOH Registration Rights Agreement;

(g)      the consents and approvals listed on Schedule 4.2(g) - Required
Consents;


(h) a copy of Seller's best estimate of the composition of the Closing Balance Sheet, prepared in accordance with the methodology set forth in Section 3.3(a); and

(i) such other documents as are reasonably required to be delivered by Seller to effectuate the transfer of the Transferred Assets to, and the assumption of the Assumed Liabilities by, Buyer.

4.3      Buyer's Deliveries.

         At the Closing, Buyer shall deliver to Seller the following:

(a)      the Purchase Price;

(b)      the SOH Common Stock;

(c)      a duly executed Assignment and Assumption Agreement;

(d) certified copies of resolutions, duly adopted by Buyer's Board of Directors, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the issuance of the Shares;

(e)      the officer's certificate referred to in Section 10.1(c); and

(f) a duly executed SOH Registration Rights Agreement and SOH Stockholders Agreement;

(g) Such other documents or payments as are reasonably required to be delivered or paid by Buyer to effectuate the transfer of the Transferred Assets to, and the assumption of the Assumed Liabilities by, Buyer.

4.4 Further Assurances. After the Closing Date, each of Summit, Seller and Buyer shall use reasonable commercial efforts from time to time to execute and deliver at the request of the other party such additional documents and instruments as may be reasonably required to carry out the intent of this Agreement and the transactions contemplated hereby, to provide whatever documents or other evidence of title as may be reasonably requested by Buyer to confirm Buyer's ownership of the Transferred Assets and to provide whatever documents or other evidence as may be reasonably requested by Seller to confirm Buyer's assumption of the Assumed Liabilities. Without limiting the generality of the foregoing, after the Closing Date, each of Summit and Seller will use reasonable commercial efforts (at Buyer's expense) to ensure that Buyer continues to enjoy the benefits of, and has the right to enforce, any confidentiality, standstill or like agreement or arrangement entered into by Summit or Seller in connection with the possible sale of the stock or assets of Seller or any other business combination involving Seller.

5.       Representations and Warranties of Seller.

         In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and Summit each represents and warrants to Buyer as follows:

5.1 Corporate Status. Each of Summit and Seller is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation. Each of Summit and Seller has the requisite corporate power and authority to own or lease all of its properties and assets and to conduct its businesses as they are now being conducted, except where the failure to have such corporate power or to conduct its business has not had and would not reasonably be expected to have a Material Adverse Effect.

5.2 Corporate Authority. Each of Summit and Seller, as applicable, has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. All corporate actions and proceedings necessary to be taken by or on the part of Seller or Summit, as applicable, in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby have been or will prior to the Closing be duly and validly taken. This Agreement has been, and at the Closing the other Transaction Documents will be, duly and validly executed and delivered by each of Summit (which is the sole owner of the issued and outstanding shares of capital stock of Seller) and Seller, as applicable, and constitute the legal, valid and binding obligation of each such Person, enforceable against it in accordance with and subject to their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

5.3      Non-Contravention, Approvals and Consents.

(a) Neither the, execution and delivery by Seller or Summit, as applicable, of this Agreement and the other Transaction Documents to which it is a party nor the consummation by such Person of the transactions contemplated hereby and thereby is an event that, of itself or with the giving of notice or the passage of time or both, will (i) conflict with the charter or bylaws (or similar governing instruments with different names) of such Person, (ii) assuming that the consents and approvals described in Schedule 5.3(a) - Seller's Consents are obtained, constitute a violation of, or conflict with or result in any breach of or any default under, or constitute grounds for termination or acceleration of, any material agreement or instrument to which such Person is a party or by which such Person is, or any of the Transferred Assets are, bound, or result in the creation of any material Liens upon any of the Transferred Assets, including, under any of the Contracts or (iii) assuming receipt of the consents and approvals described in Schedule 5.3(a) - Seller's Consents, violate any Governmental Approval, material judgment, decree or order or statute, rule or regulation applicable to Seller, the Business, or any of the Transferred Assets, except in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults or Liens which, either individually or in the aggregate would not have a Material Adverse Effect.

(b) Except as set forth on Schedule 5.3(a) - Seller's Consents, neither Seller nor any of its Affiliates nor any of their respective officers, directors or managing employees is required to obtain any license, approval or consent from, or give any notice or make any other filing with respect to, any Regulatory Authority in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, except for licenses, approvals, consents, notices or filings the absence or failure to obtain of which, either individually or in the aggregate, would not have a Material Adverse Effect.

5.4 Transferred Assets. At Closing, Seller will have good and marketable title to or a valid leasehold interest in all of the Transferred Assets, free and clear of any and all Liens, except for Permitted Liens. Except as disclosed in
Schedule 5.4 - Transferred Assets, the Transferred Assets, taken as a whole, constitute all assets necessary for the continued conduct of the Business as the Business has been conducted historically by Seller and its Affiliates, up through the Closing Date.

5.5 Changes. Except as disclosed in Schedule 5.5 - Changes, since December 31, 1999, there has not been:

(a) any change in the assets, liabilities, financial condition or operations of Seller or the Business from that reflected in the Financial Statements, except changes in the ordinary course of the Business and consistent with past practices that individually, or in the aggregate, have not had a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business, properties or financial condition of Seller;

(c) any waiver or compromise by Seller of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Seller, except in the ordinary course of business consistent with past practices and that is not material to the Business, properties or financial condition of Seller;

(e) any new material contract or agreement or any material change to a material contract or agreement by which Seller or any of its assets is bound or subject;

(f) any material change in any compensation (including severance and other benefits), arrangement or agreement with any employee, officer, director or shareholder;

(g) any sale, assignment, transfer or license of any Intellectual Property or any settlement regarding the breach or infringement of any license or any Intellectual Property;

(h) any resignation or termination of employment of any officer or key employee of Seller; and Seller, is not aware of any impending resignation or termination of employment of any such officer or key employee;

(i) any mortgage, pledge, transfer of a security interest in, or Lien, created by Seller, with respect to any of its material properties or assets, except Liens for Taxes not yet due or payable;

(j) any loan or guarantee made by Seller to any Person, other than travel advances and other advances to employees, officers or directors made in the ordinary course of its business, consistent with past practices;

(k) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of, or third-party doing business with, Seller;

(l) any declaration, setting aside or payment or other distribution in respect to any of Seller's capital stock (or any securities convertible into or exchangeable for any such shares), or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Seller;

(m) to Seller's Knowledge, any other event or condition of any character relating principally to the Business that is reasonably likely to result in a Material Adverse Effect;

(n) any material transaction or event not in the ordinary course of business and consistent with past practices; or

(o) any arrangement or commitment by Seller to do any of the things described in this Section 5.5.

5.6 Taxes. Except as set forth in Schedule 5.6 - Taxes, (i) the Company or Summit has timely filed all Tax Returns required to be filed by or on behalf of the Company or the Business for any period on or before the date hereof, taking into account any extension of time to file that has been granted to or obtained on behalf of the Company or Summit, and all such Tax Returns are correct and complete in all material respects, (ii) the Company or Summit has paid when due all Taxes shown as due on such Tax Returns, and (iii) all other Taxes that are due (or claimed by any Regulatory Authority to be due) in connection with the Business or the Transferred Assets, that are chargeable as a lien upon the Business or the Transferred Assets, or that may become due in connection with the Business or the Transferred Assets with respect to any Pre-Closing Period, have been paid or have been adequately reserved for in the books and records of Seller. All Taxes required to be withheld by the Business have been duly withheld and paid to the proper taxing authority or properly reserved for in accounts for such purpose. No deficiency for Tax has been asserted or assessed by a taxing authority against the Company, the Business or the Transferred Assets. No written document or comparable consent extending or waiving, or having the effect of extending or waiving, the application of the statute of limitations with respect to any Taxes or Tax Returns in respect of, or relating to, the Business or the Transferred Assets, and no power of attorney with respect to any such Taxes or Tax Returns, is currently outstanding, pending or otherwise in effect with the IRS or any other taxing authority. No Tax Returns or Taxes in respect of, or relating to, the Business or the Transferred Assets are currently under audit by any taxing authority.

5.7      Employee Benefit Plans.

(a) Schedule 5.7 - Employee Benefit Plans lists and identifies each Employee Benefit Plan maintained or contributed to by Seller, or under which Seller has any liability or contingent liability (individually a "Plan" and collectively, the "Plans"), that provides or may provide benefits or compensation in respect of any employee or former employee of any member of Seller or the beneficiaries or dependents of any such employee or former employee (collectively, the "Employees") or under which any Employee is or may become eligible to participate  or  derive  a  benefit  and  that  is or  has  been  maintained  or established by Seller, or any other trade or business, whether or not incorporated, which, together with Seller or Summit, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under section 414 of the Code (such other trades and businesses hereinafter referred to as the "Related Persons"), or to which Seller, Summit or any Related Person contributes or is or has been obligated or required to contribute (collectively, the "Plans"). With respect to each such Plan that is an Assumed Employee Benefit Plan identified on Schedule 11.5(b), Seller has provided the Buyer complete and correct copies of: (i) such Plan, if written, or a description of such Plan if not written, and (ii) to the extent applicable to such Plan, all trust agreements, insurance contracts or other funding arrangements, the two most recent trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, all material communications received from or sent to the IRS or the Department of Labor (including a written description of any oral communication), if any, and all amendments and modifications to any such document. Neither any Seller nor Summit has communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

(b) Each Assumed Employee Benefit Plan is in material compliance with Applicable Laws and has been and currently is administered and operated in accordance with its terms. Each Plan which is intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. There are no material pending or threatened claims by or on behalf of any of the Assumed Employee Benefit Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of Seller).

(c) None of the Plans provide benefits with respect to current or former employees, officers, or directors (or their beneficiaries) of Seller beyond their retirement or other termination of employment, other than (i) coverage for benefits mandated by Applicable Law, (ii) death benefits or retirement benefits under an employee pension benefit plan (as defined by section 3(2) of ERISA), or
(iii) benefits, the full cost of which is borne by such current or former employees, officers, directors, or beneficiaries.

(d) No Plan is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA or a "multiple employer plan" as addressed in section 413 of the Code. None of the Plans, now, or within the preceding six years, is or has been subject to Title IV of ERISA. None of Seller, or any entity required to be aggregated with Seller for purposes of section 414 of the Code or section 4001 of ERISA has ever maintained, contributed to, or had any liability for any employee pension benefit plan (as defined in section 3(2) of ERISA) that is or has been subject to Title IV of ERISA.

(e) Neither Seller, Summit nor any Related Person has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to Employee Benefit Plan and, to the best knowledge of Seller after due inquiry, no event, transaction or condition has occurred or exists that could result in any such liability to Seller, Summit, any such Related Person or, following the Closing, the Buyer or any of its Affiliates. All required contributions to, and all payments with respect to, the Plans have been timely made.

(f) The consummation of the transactions contemplated by this Agreement will not
(i) entitle any current or former employee, officer, or director of Seller to any severance or termination pay, or (ii) increase the amount of or accelerate the time of payment of any compensation due any such employee, officer, or director. Except as set forth on Schedule 5.7(f), no payment or benefit which will or may be made by Seller, Summit, the Buyer or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

5.8 Litigation. Except as set forth on Schedule 5.8 - Litigation (Seller), there is no litigation, proceeding or investigation pending or, to Seller's Knowledge, threatened, against Seller, any of its Affiliates or the Business that has had or would, if adversely determined, reasonably be expected to have a Material Adverse Effect.

5.9 Brokers. There is no investment banker, broker or finder or other Person retained by Seller or any Affiliate thereof who would have a valid claim against Seller or Buyer for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby.

5.10 Intellectual Property. Seller owns or possesses sufficient legal rights to all Intellectual Property used in the Business (the "Intellectual Property Assets") without any conflict with, or infringement of, the rights of others.
Schedule 5.10 - Owned Intellectual Property contains a list or description of all Intellectual Property owned by Seller (the "Owned Intellectual Property"). There are no outstanding options, licenses or agreements of any kind relating to the Owned Intellectual Property, other than end-user licenses or agreements entered into in the ordinary course of business consistent with past practices, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity, other than end user licenses entered into in the ordinary course of business consistent with past practices. Seller is not aware of any third party that is infringing or violating any of its Intellectual Property. The conduct of the Business as currently conducted does not infringe or violate any Intellectual Property rights of any other person or entity. After reasonable inquiry, Seller does not have knowledge that any of its employees is obligated under or in violation of any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of Seller or that would conflict with the Business. Neither the execution or delivery of this Agreement, nor the carrying on of Seller's Business by the employees of Seller, nor the conduct of Seller's Business as proposed, will, to Seller's Knowledge after reasonable inquiry, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The material Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and Seller has taken such other actions (including maintaining the confidentiality of all confidential Intellectual Property), to ensure protection under any Applicable Laws, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the Business, except that Seller has not so registered, or obtained such other protections described in this sentence with respect to, any Owned Intellectual Property for which Seller has made a commercially reasonable determination that such registration or other protection is not required for the conduct of the Business as now being conducted. Notwithstanding the other provisions of this Section 5.10, Seller makes no representation or warranty with respect to readily available, "off-the-shelf" software programs used in connection with the Business, except that Seller owns or possesses sufficient legal rights to utilize all such software in the manner in which it is utilized in the Business.

5.11     Agreements.

(a) Except for agreements explicitly set forth in Schedule 5.11(a) - Affiliate Agreements, there are no agreements, understandings or proposed transactions between Seller and any of its officers, directors, Affiliates, or any Affiliate thereof.

(b) Except for agreements explicitly set forth in Schedule 5.11(b) - Contracts, there are no agreements, understandings, instruments, contracts, commitments or proposed transactions to which Seller is a party or by which it is bound that
(i) involve obligations (contingent or otherwise) of, or payments to, Seller in excess of, $50,000, (ii) involve the license to or from others, or the restriction, of Intellectual Property, other than end-user licenses granted in the ordinary course of business consistent with past practices, (iii) involve the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect Seller's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) are otherwise material to the Business or constitute Assumed Contracts (collectively, the "Contracts"). All the Contracts are valid, binding and in full force and effect in all material respects. Neither Seller nor any of its Affiliates nor, to the Knowledge of Seller, any other party thereto has materially breached any of the Contracts. Seller has delivered to Buyer correct and complete copies of each of the Contracts.

(c) Seller is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or Bylaws, as applicable, that adversely affects or, so far as Seller may now reasonably foresee in the future, is reasonably likely to adversely affect its Business, assets, properties or financial condition.

(d) Seller does not have any liability or obligation in connection with any Contract which has been terminated by Seller or for which notice of termination has been delivered by Seller.

5.12     Leases, Other Real Property.

(a) No real property, or interest in real property, is used in the operation of the Business except for the Leased Premises. Seller has delivered to Buyer correct and complete copies of the Leases.

(b) Each Lease is the legal, valid and binding obligation of the signatories thereto, and each is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency,  moratorium  or  other  similar  laws  from  time to time in  effect affecting creditors' rights generally or by principles governing the availability of equitable remedies. Except for such matters as would not result in a Material Adverse Effect, Seller has performed in all material respects all obligations required to be performed by it under the Leases and is not in default thereunder, and no event has occurred which, with the lapse of time or action by a third party could result in a default by Seller, or, to Seller's Knowledge, by any other party thereto, under any Lease. Seller enjoys peaceful and undisturbed possession under its Leases.

(c) To the Knowledge of Seller, the Leased Premises is in full compliance with all Applicable Law including applicable building, zoning, subdivision and other land use and similar laws and regulations affecting the Real Property (collectively, "Real Property Laws"), and Seller has not received any notice of violation or claimed violation or, the Knowledge of Seller, no violation is threatened in respect of any Real Property Law.

(d) Seller has no Knowledge that (i) any real property taxes, sales levies or assessments with respect to the Leased Premises have not been paid in full or
(ii) any proceedings with respect thereto have been commenced.

5.13     Financial Statements.

(a) A true and complete copy of the Financial  Statements is attached  hereto as
Schedule 1.1.22 - Financial Statements. The Financial Statements (i) are derived from the Books and Records of Seller and its Affiliates, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of the interim Financial Statements, to year end adjustments and, in the case of the Financial Statements, to the absence of footnotes, and (iii) fairly present in all material respects the results of operations of the Business for the periods covered thereby.

(b) Seller does not have any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as set forth in Schedule 5.13 -- Undisclosed Liabilities,
(ii) as and to the extent disclosed on, or reserved against on the face of the April 2 Financial Statements and (iii) for liabilities and obligations that are
(A) incurred after April 2 in the ordinary course of the Business consistent with past practices, and are not prohibited by this Agreement or (B) individually and in the aggregate would not have or result in a Material Adverse Effect.

5.14 Compliance with Laws. The conduct of the Business as currently conducted does not violate, breach, constitute a default under, or conflict with, and to the Knowledge of Seller, there exists no event that, with the giving of notice, the passage of time or both, would constitute a violation, breach, default or conflict with, of or under any Applicable Law, including any Governmental Approval, except (a) as set forth in Part A of Schedule 5.14 - Compliance with Laws and (b) solely with respect to the compliance of the Business with Applicable Law and all Governmental Approvals (other than Applicable Law or any Governmental Approval of the State of Florida) relating to the fulfillment of contact lens orders, except as disclosed on Part B of Schedule 5.14 - Compliance with Laws, where such violation would not reasonably be expected to have a Material Adverse Effect. Part C of Schedule 5.14 - Compliance with Laws sets forth a complete and correct general description of all efforts of the Company, Summit, and their Affiliates to comply with Applicable Law relating to the fulfillment of contact lens orders.

5.15 Environmental Compliance. Except as would not reasonably be expected to have a Material Adverse Effect, (a) the Company currently holds all the permits, licenses and approvals of Regulatory Authorities arising under any applicable environmental law or regulation necessary for the current use, occupancy or operation of its respective properties and assets (the "Environmental Permits") and is in compliance with all such permits, licenses and approvals, (b) the Company is in compliance with all applicable environmental laws and regulations,
(c) the Company has not received any written claim, demand, notice or complaint alleging violation of, or liability under, any applicable environmental law and
(d) there are no pending environmental claims, or to the Company's knowledge, environmental claims which have been threatened in writing, against the Company or any of the Company's properties.

5.16 Condition of Transferred Assets. The Transferred Assets are in good operating condition and repair, ordinary wear and tear excepted. The Transferred Assets are adequate for the purposes for which such assets are currently used or are held for use.

5.17 Insurance. Schedule 5.17 - Insurance contains a list of all insurance policies relating to the Business or Transferred Assets. Seller has made available to Buyer complete and correct copies of all such insurance policies, together with all riders and amendments thereto. Seller has complied in all material respects with the terms and provisions of such policies. No notice of termination or premium increase has been received under any of the policies. To the knowledge of Seller, the insurance coverage provided by such policies is adequate and suitable for the Business and Transferred Assets, and is on such terms (including, without limitation, as to deductibles and self-insured retentions), covers such risks, contains such deductibles and retentions, and is in such amounts, as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business as Seller.

5.18 Inventories. All inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies reflected in the April 2, 2000 Financial Statements (collectively, the "Inventories") of Seller or, to the extent related to the Business, any of Seller's affiliates, taken as a whole, are of good, usable and merchantable quality. All such Inventories are located at Seller's facility located in the Quadrant Business Center, Phase II, Building 7, 350 Southwest 12th Avenue, Deerfield Beach, Broward County, Florida.

5.19 Accounts Receivable. Except to the extent expressly reserved against in the April 2 Financial Statements or the Closing Balance Sheet, the accounts and notes receivable reflected in such April 2 Financial Statements arose, and all receivables reflected in the Closing Balance Sheet shall have arisen, only from bona fide transactions in the ordinary course of business and consistent with past practices.

5.20 Labor Matters, etc. Seller is not a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed in the operation of the Business. Since January 1, 1999 there has not occurred or, to the Knowledge of Seller, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees employed in the operation of the Business. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition or, to the knowledge of Seller, no representation application pending or, to the knowledge of Seller, threatened with respect to any employee employed in the operation of the Business. Seller has complied with all provisions of laws and regulations pertaining to the employment of employees, including, without limitation, all such Applicable Laws relating to labor relations, equal employment, fair employment practices, entitlements, prohibited discrimination or other similar employment practices or acts, except for any failure so to comply that, individually or together with all such other failures, has not and will not result in a material liability or obligation on the part of Buyer or the Business, and has not had or resulted in, and will not have or result in, a Material Adverse Effect.

5.21 Limitation on Representations and Warranties. Except as otherwise set forth herein, Seller makes no representations or warranties as to the Transferred Assets, the Assumed Liabilities or the Business. Without limiting the generality of the foregoing, Seller makes no representation or warranty to Buyer with respect to (a) any projections, estimates or budgets heretofore delivered to or made available to Buyer of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Business; or (b) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Business or the business or operations of the Business, except as expressly covered by a representation and warranty contained in Sections 5.1 through 5.20. EXCEPT AS EXPRESSLY STATED HEREIN, ALL WARRANTIES AND REPRESENTATIONS OF SELLER ARE EXCLUDED. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER HAS MADE NO REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE REGARDING ANY OF THE TRANSFERRED ASSETS.

6.       Representations and Warranties of Buyer.

         Buyer hereby represents and warrants to Seller as set forth below in this Section 6. For purposes of this Section 6, the term "Buyer" shall mean the Buyer and its subsidiaries.

6.1 Corporate Status. Buyer is duly organized, validly existing and in good standing as a corporation under the laws of Delaware. Buyer has the requisite power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, except where the failure to have such corporate power or to conduct its business has not had and would not reasonably be expected to have a Material Adverse Effect.

6.2 Corporate Authority. Buyer has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including the authorization, execution and delivery of the SOH Stockholders' Agreement and the SOH Registration Rights Agreement, and the authorization, issuance (or reservation for issuance), sale, and delivery of the SOH Common Stock. All actions and proceedings necessary to be taken on the part of Buyer in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby have been or will prior to the Closing be duly and validly taken. This Agreement has been, and at the Closing the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with and subject to their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

6.3 Non-Contravention. Neither the execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is a party nor the consummation by Buyer of the transactions contemplated hereby and thereby is an event that, of itself or with the giving of notice or the passage of time or both, will (a) conflict with the charter or bylaws (or similar governing instruments with different names) of Buyer, (b) assuming that the consents and approvals described in Schedule 6.3 - Buyer's Consents are obtained, constitute a violation of, or conflict with or result in any breach of or any default under, or constitute grounds for termination or acceleration of, any material mortgage, indenture, lease, contract, agreement or instrument to which Buyer is a party or by which Buyer is bound, or result in the creation of any material Liens upon any of Buyer's assets, or (c) assuming receipt of the consents and approvals described in Schedule 6.3 - Buyer's Consents, violate any material judgment, decree or order or statute, rule or regulation applicable to Buyer, except, in the case of clauses (b) and (c) above, for violations, conflicts, breaches, defaults or Liens which, either individually or in the aggregate, would not have a Material Adverse Effect.

6.4 Brokers. Except for fees paid by Buyer, there is no investment banker, broker or finder or other Person retained by Buyer or any Affiliate thereof who would have a valid claim against Buyer or Seller for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby.

6.5 Litigation. Except as set forth on Schedule 6.5 - Litigation (Buyer), there is no litigation, proceeding or investigation pending or, to Buyer's knowledge, threatened, against Buyer or any Affiliate which has had or would, if adversely determined, reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

6.6 Financial Statements. A true and complete copy of each of (i) the audited financial statements of Wise/Contact Us Optical Corp. ("Wise") for the fiscal year ended October 31, 1999, (ii) the financial statements, of which the balance sheet is audited, of The Ultimate Contact, Inc. ("Ultimate") for the year ended December 31, 1999, (iii) the unaudited financial statements of Wise for the four months ended February 25, 2000, and (iv) the unaudited financial statements of Ultimate for the two months ended February 29, 2000. The financial statements of Buyer (a) are derived from the Books and Records of Wise and Ultimate, as applicable, (b) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject in the case of any interim financial statements to year end adjustments and the absence of footnotes, and
(c) fairly present in all material respects the results of operations of the Buyer for the periods covered thereby.

6.7 Capitalization. After giving effect to the Closing, the authorized capital of the Buyer will consist of:

(a) Two hundred fifty thousand (250,000) shares of SOH Common Stock are authorized, 204,500 shares of which will be issued and outstanding immediately after the Closing. All of the outstanding shares of Common Stock will have been duly authorized, fully paid and be non-assessable and issued in compliance with all applicable federal and state securities laws.

(b) The Buyer will have reserved 14,000 shares of SOH Common Stock for issuance to officers, directors, employees and consultants of the Buyer pursuant to its Stock Option Plan duly adopted by the Board of Directors and approved by the Buyer shareholders (the "Stock Plan"). Of such reserved shares of Common Stock, no shares will have been issued upon exercise of options previously granted, options to purchase 4,250 shares will have been granted and be outstanding, and options for 9,750 shares of Common Stock will remain available for grant to officers, directors, employees and consultants pursuant to the Stock Plan.

(c) Except for outstanding options issued pursuant to the Stock Plan, and except for warrants for 2% of the issued and outstanding shares of SOH Common Stock to be issued in connection with the Facilities delivered in the Commitment Letter, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Buyer, either directly or indirectly, of any shares of its capital stock.

6.8 Subsidiaries. Buyer does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity other than Wise and Ultimate (the "Buyer Subsidiaries"). Buyer owns all of the outstanding equity securities of the Buyer Subsidiaries.

6.9 Valid Issuance of Securities. The SOH Common Stock that is being issued to Summit hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.

6.10 Financing. Buyer has previously delivered to Summit the following: (a) a fully executed commitment letter (the "Commitment Letter") from The Bank of New York and its affiliated BNY Capital Markets, Inc. (the "Bank") and accepted by Buyer providing the detailed terms and conditions upon which the Bank has committed to provide a portion of the financing required by Buyer to consummate the transactions hereunder. Buyer has also previously delivered to Summit a
fully  exercised   commitment  letter  (the  "Equity  Commitment  Letter")  from
Affiliates of Buyer providing the terms and conditions upon which such Affiliates have committed to provide a portion of the financing required for Buyer to consummate the transactions hereunder.

6.11 Buyer's Business. To the actual knowledge of the executive officers of Rutledge & St. Dennis, Inc., a Delaware corporation, without any independent investigation or duty of inquiry of any kind, the representations and warranties contained in (i) Article II of the Merger Agreement, dated as of January 11, 1999, among Wise/Contact Holdings Inc., a Delaware corporation, Wise/Contact Acquisition Inc., a New York corporation and wholly-owned subsidiary of Holdings, Wise/Contact Us Optical Corporation, a New York corporation, and Barry Weisfeld, and (ii) Article 6 of the Asset Purchase Agreement, dated as of March 3, 2000. among The Ultimate Contact, Inc., a New Jersey corporation, Larry Edelson, Anthony Micale, Ultimate Contact Acquisition Corp., a Delaware corporation and Strategic Optical Holdings, Inc., a Delaware corporation, in each case were true and correct in all material respects as of the date of such agreement, subject to the terms and limitations, including the matters reflected in the disclosure schedules, of such agreement.

6.12 Limitation on Representations and Warranties. Except as otherwise set forth herein, Buyer makes no representations or warranties as to the Buyer's business. Without limiting the generality of the foregoing, Buyer makes no representation or warranty to Seller or Summit with respect to (a) any projections, estimates or budgets heretofore delivered to or made available to Seller or Summit of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Buyer's business; or (b) any other information or documents made available to Seller or Summit or its counsel, accountants or advisors with respect to the Buyer's business or the business or operations of the Buyer, except as expressly covered by a representation and warranty contained in Sections 6.1 through 6.11. EXCEPT AS EXPRESSLY STATED HEREIN, ALL WARRANTIES AND REPRESENTATIONS OF BUYER ARE EXCLUDED.

7.       Interim Covenants of Seller.

         From the date of this Agreement until the completion of the Closing, subject to the requirements of Applicable Law and Regulatory Authorities, Seller (and Buyer, as specified) and their respective Affiliates shall, and Summit shall use commercially reasonable efforts to cause Seller to, comply with the covenants set forth in this Article 7.

7.1 Operation of the Business. The Business will continue to be carried on in the ordinary course and consistent with past practices in compliance in all material respects with all Applicable Laws and reasonable commercial efforts will be used to preserve the Business, its operations and employees and the goodwill of its customers and others having business relations with it. Without limiting the generality of the foregoing, without the prior written consent of Buyer, Summit and Seller, jointly and severally, covenant and agree that Seller will not do or agree to do any of the following (other than in the ordinary course of business consistent with Seller's past practices) on or before the Closing, except as expressly permitted by Section 5.5 or listed in Schedule 7.1
- Operation of Business:

(i) grant any increase in salary, fringe benefits or other compensation payable, or to become payable, by Seller to any officer, employee, agent or representative of Seller;

(ii)     enter into any contract, commitment or transaction;

(iii)    make any capital expenditure on or lease any item of capital equipment;

(iv)     sell or dispose of any capital equipment;

(v)      waive, cancel or compromise any material right or claim of Seller;

(vi) modify, amend, cancel or terminate any material contract or agreement by which Seller or any of its assets is bound;

(vii) conduct all Tax affairs relating to Seller in a manner as such affairs would have been conducted if the parties had not entered into this Agreement; or

(viii) take any action that would cause any of the representations and warranties set forth in Section 5 to be untrue.

(b) Notwithstanding Section 7.1(a), Seller shall have the right, immediately before the Closing, to pay off indebtedness for borrowed money and to distribute cash to Summit provided, that the effect of all paying off of indebtedness and distribution of cash pursuant to this Section 7.1(b) shall be included on the Closing Balance Sheet.

(c) During the period from the date of this Agreement to the Closing, Seller and Summit, jointly and severally, covenant and agree that Seller will continue, in the ordinary course of its business and consistent with its past practices, to:

(i)      market its services; and

(ii) use its commercially reasonable efforts to keep the Business intact, retain its present employees so that they will be available after the Closing, and maintain its relationships with its customers, suppliers and others with whom Seller does business so that they will be preserved after the Closing.

7.2 Application for Regulatory Consent and Licenses. To the extent that Buyer or its Affiliates requires any license or other approvals, consents or authorizations from, or is required to give or make any notices to or filings with respect to, any Regulatory Authority to permit Buyer or its Affiliates to conduct the Business from and after the Closing Date, Seller shall use all commercially reasonable efforts, as promptly as practicable after the date of this Agreement, and in no event later than fifteen (15) days after the date of this Agreement, to assist Buyer in the filing of all requisite applications and make all other requisite filings with the appropriate Regulatory Authorities (as listed on Schedule 5.3(a) - Seller's Consents) in all cases at Buyer's expense. Seller shall diligently assist Buyer in taking all steps (at Buyer's expense) that are necessary, proper or desirable to expedite the preparation of such regulatory and license applications and filings and their prosecution to a favorable conclusion. Seller will promptly provide Buyer with copies of any application, amendment, pleading, notice, order, request for additional information or other document filed by it or served on it relating to such applications. Buyer shall cooperate with Seller and provide to Seller all information regarding the Business reasonably required by Seller for use in connection with such applications and filings.

7.3 Access to Facilities, Files and Records. Upon the reasonable request of Buyer and upon not less than one (1) Business Day prior notice, Seller and its Affiliates will give or cause to be given to the officers, employees, accountants, counsel and authorized representatives of Buyer (a) reasonable access during normal business hours to the management personnel, property, copies of the Assumed Contracts, Leases and other records and files relating to the Business except for any of the foregoing relating to the Excluded Assets or Excluded Liabilities, and (b) all such other information solely relating to the transactions contemplated by this Agreement as Buyer may reasonably request; provided, however, that neither Seller nor its Affiliates shall be required to permit such access or provide such information to the extent it would:
unreasonably interfere with the Business; jeopardize any relationship with a customer of the Business; jeopardize any attorney-client privilege of Seller or any of its Affiliates; or contravene any law, rule, regulation, order, judgment, or decree applicable to Seller or any of its Affiliates; in each case in the commercially reasonable judgment of Seller or any of its Affiliates.

7.4 Notice of Proceedings. Seller will promptly notify Buyer in writing upon (a) becoming aware of any order or decree or any complaint praying for any order or decree restraining or enjoining the execution of this Agreement or the consummation of the transactions contemplated hereunder, or (b) receiving any notice from any court or any Regulatory Authority of its intention (i) to institute a suit or proceeding to restrain or enjoin the execution of this
Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) to nullify or render ineffective this Agreement if executed or such transactions if consummated.

7.5 Hart-Scott-Rodino Filing. As promptly as practicable after the date of this Agreement (but in no event later than ten (10) days after the date of this Agreement), Seller shall prepare and file all documents and notifications with the Federal Trade Commission and the United States Department of Justice as are required to comply with the HSR Act, requesting early termination of the waiting period thereunder. Seller will furnish promptly all materials thereafter requested by any Regulatory Authority having jurisdiction over such filings. Seller will cooperate with Buyer in the preparation of all such filings and responses.

7.6 Reasonable Commercial Efforts. Subject to the terms of this Agreement, Seller agrees, at its sole expense, to use its reasonable commercial efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under Applicable Laws to permit consummation of the transactions contemplated hereby and by the other Transaction Documents as promptly as practicable and otherwise enable consummation of the transactions contemplated hereby, including satisfaction of the conditions set forth in
Article 10 hereof, and shall cooperate fully with Buyer to that end.

7.7 Notification of Certain Matters. Seller shall give prompt notice to Buyer of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

7.8 Transfers. Prior to the Closing, Seller shall cause all of its Affiliates to transfer to Seller all right, title and interest in and to all assets used solely in connection with the Business (other than assets which would comprise Excluded Assets), for transfer to Buyer at the Closing.

7.9 No Solicitation. During the term of this Agreement, Seller and Summit shall not, and Seller and Summit shall cause each employee, agent, officer, director, or other representative of Seller or Summit not to, directly or indirectly solicit or encourage any inquiries or proposals for, or enter into or continue any discussions with respect to, the acquisition by any Person of any of the Transferred Assets (except for those assets disposed of in the ordinary course consistent with past practices), or any other shares of capital stock or other securities of Seller (or any of its subsidiaries) or all or any material portion of the Business; provided, that this Section 7.9 shall not apply to any Person making an unsolicited Superior Offer.

7.10 Fiduciary Out. Nothing in this Agreement shall prevent the Board of Directors of Summit or Seller from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the transactions contemplated hereby or from accepting a Superior Offer (as defined below) if (i) an unsolicited Superior Offer is made to Summit or Seller and is not withdrawn,
(ii) Summit or Seller shall have provided prompt written notice to Buyer (a "Notice of Superior Offer") advising Buyer that Summit or Seller has received a Superior Offer, specifying in detail the material terms and conditions of such Superior Offer and identifying the Person making such Superior Offer, (iii) Summit and Seller shall have caused their financial and legal advisors to negotiate in good faith with Buyer during the three-day period referred to below to make such adjustments to the terms and conditions of this Agreement as would enable the parties to proceed with the sale of the Business to Buyer (iv) Buyer shall not have, within three (3) Business Days of Buyer's receipt of the Notice of Superior Offer, made an offer that the Summit Board by a majority vote determines in its good faith judgment (after consultation with a financial adviser of nationally recognized reputation) to be at least as favorable to Summit's stockholders as such Superior Proposal (it being agreed that Summit's Board shall convene a meeting to consider any such offer by Buyer promptly following the receipt thereof), (v) the Board of Directors of Summit is advised in writing by Hutchins, Wheeler & Dittmar, or another law firm of national standing reasonably acceptable to Buyer, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation or the acceptance of such Superior Offer is required in order for the Board of Directors of Summit to comply with its fiduciary obligations to Summit's stockholders under applicable law and (v) neither Summit nor any of its representatives shall have violated any of the restrictions set forth in Section
7.9 or this Section 7.10. Summit shall provide Buyer with at least three business days prior notice (or such lesser prior notice as provided to the members of Summit's Board of Directors but in no event less than twenty-four hours) of any meeting of Summit's Board of Directors at which Summit's Board of Directors is reasonably expected to consider any Superior Offer (as defined below). For purposes of this Agreement "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation involving Seller pursuant to which Summit holds no more than 20% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer), directly or indirectly, of ownership of at least 80% of the then outstanding shares of capital stock of Seller, in each case on terms that the Board of Directors of Summit determines, in its reasonable judgment (based on the written advice of a financial adviser of nationally recognized reputation) to provide Summit with consideration (in cash and other property or securities) of not less than $39 million; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if all of the financing required to consummate the transaction contemplated by such offer is not fully committed.

8.       Interim Covenants of Buyer.

         From the date of this Agreement until the completion of the Closing, subject to the requirements of Applicable Law and Regulatory Authorities, Buyer (and Seller, as specified) shall comply with the covenants set forth in this
Article 8.

8.1 Application for Regulatory Consent and Licenses. To the extent that Buyer or its Affiliates requires any license or other approvals, consents or authorizations from, or is required to give or make any notices to or filings with respect to, any Regulatory Authority in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or to permit Buyer or its Affiliates, to conduct the Business from and after the Closing Date, as promptly as practicable after the date of this Agreement, and in no event later than fifteen (15) days after the date of this Agreement, Buyer will file all requisite applications and make all other requisite filings with the appropriate Regulatory Authorities (as listed on Schedule 6.3 - Buyer's Consents). Buyer will diligently take all steps that are necessary, proper or desirable to expedite the preparation of such regulatory and license applications and filings and their prosecution to a favorable conclusion. Buyer will promptly provide Seller with copies of any application, amendment, pleading, notice, order, request for additional information or other document filed by it or served on it relating to such applications. Seller shall cooperate with Buyer and provide to Buyer all information regarding the Business reasonably required by Buyer for use in connection with such applications and filings.

8.2 Notice of Proceedings. Buyer will promptly notify Seller in writing upon (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the execution of this Agreement or the consummation of the transactions contemplated hereunder, or (b) receiving any notice from any court or Regulatory Authority of its intention (i) to institute a suit or proceeding to restrain or enjoin the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) to nullify or render ineffective this Agreement if executed or such transactions if consummated.

8.3 Hart-Scott-Rodino Filing. As promptly as practicable after the date of this Agreement (but in no event later than ten (10) days after the date of this Agreement), Buyer shall prepare and file all documents and notifications with the Federal Trade Commission and the United States Department of Justice as are required to comply with the HSR Act, requesting early termination of the waiting period thereunder. Buyer shall promptly furnish all materials thereafter requested by any Regulatory Authority having jurisdiction over such filings. Buyer will cooperate with Seller in the preparation of all such filings and responses.

8.4 Reasonable Commercial Efforts. Subject to the terms of this Agreement, Buyer agrees to use its reasonable commercial efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under Applicable Laws to permit consummation of the transactions contemplated hereby and by the Transaction Documents as promptly as practicable and otherwise enable consummation of the transactions contemplated hereby, including satisfaction of the conditions set forth in Article 10 hereof, and shall cooperate fully with Seller to that end.

8.5      Notification of Certain Matters.

(a) Buyer shall give prompt notice to Seller of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect as to Buyer or (ii) would cause or constitute a material breach of any Buyer's representations, warranties, covenants or agreements contained herein.

9.       Conditions Precedent to Buyer's Obligations.

         The obligations of Buyer under this Agreement are, at Buyer's option, subject to the fulfillment (or waiver by Buyer) of the following conditions prior to or at the Closing Date:

9.1      Representations, Warranties and Covenants.

(a) Except, in the case of clauses (x) and (y) below, for such breaches as have not had and would not have, in the aggregate, a Material Adverse Effect, the representations and warranties of Seller contained in this Agreement shall (x) have been true and correct as of the date when made and (y) shall be deemed to be made again on and as of the Closing Date and shall then be true and correct, except, in all cases, to the extent that (i) such representations and warranties speak as of the date of this Agreement or as of a specific date, in which case they shall be deemed to have been made again on and as of the Closing Date but speaking only as of the date of this Agreement or such specific date, as the case may be, and (ii) changes are permitted or contemplated pursuant to this Agreement; provided, however, that for purposes of determining the satisfaction of the condition contained is this Section 9.1(a), no effect will be given to any exception or qualification in such representations and warranties relating to materiality or Material Adverse Effect except with respect to clause (b) of
Section 5.14.

(b) Except for any lack of performance or compliance that has not had and would not have, in the aggregate, a Material Adverse Effect, Seller shall have performed and complied with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Seller shall have furnished Buyer with certificate(s), dated the Closing Date and duly executed by an officer of Seller authorized to give such a certificate, to the effect that the conditions set forth in subparagraphs (a) and (b) of this Section 9.1 have been satisfied.

(d) Seller shall have delivered to Buyer a certificate of Seller, dated the Closing Date and sworn to under penalty of perjury, setting forth the name, address and federal tax identification number of Seller and stating that Seller is not a "foreign person" within the meaning of section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations thereunder.

9.2 Proceedings. Neither Buyer nor any of its Affiliates shall be subject to any restraining order or injunction restraining or prohibiting Buyer's performance of the transactions contemplated hereby.

9.3 Hart-Scott-Rodino. The waiting period under the HSR Act shall have expired or been terminated.

9.4 Deliveries, Release of Liens. Buyer shall have received the items to be delivered by Seller pursuant to Section 4.2.

9.5 Consents to Assignment of Leases. The landlords under the Leases shall have furnished consents to the assignments of the Leases to Buyer, to the extent such consents are required under the terms of the Leases.

9.6 Opinion of Counsel to the Company and Summit. Buyer shall have received favorable opinions of counsel to the Company and Summit dated the Closing Date, reasonably satisfactory to the Buyer and substantially in the form and substance set forth in Exhibit E.

9.7 Financing. Buyer shall have received the financing proceeds under the Commitment Letter and the Equity Commitment Letter on the terms and conditions set forth therein or upon terms and conditions substantially equivalent thereto.

10.      Conditions Precedent to Sellers' Obligations.

         The obligations of Seller under this Agreement are, at Seller's option, subject to the fulfillment (or waiver by Seller) of the following conditions prior to or at the Closing Date:

10.1     Representations, Warranties and Covenants.

(a) Except for such breaches as have not had and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect, the representations and warranties of Buyer contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct, except to the extent that (i) such representations and warranties speak as of the date of this Agreement or as of a specific date, in which case they shall be deemed to have been made again on and as of the Closing Date but speaking only as of the date of this Agreement or such specific date, as the case may be, and (ii) changes are permitted or contemplated pursuant to this Agreement; provided, however, that for purposes of determining the satisfaction of the condition contained is this Section 10.1(a), no effect will be given to any exception in such representations and warranties relating to materiality.

(b) Except for any lack of performance or compliance that has not had and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect, Buyer shall have performed and compiled with the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

(c) Buyer shall have furnished Seller with certificate(s) dated the Closing Date and duly executed by an officer of Buyer authorized on behalf of Buyer to give such a certificate, to the effect that the conditions set forth in subsections
(a) and (b) of this Section 10.1 have been satisfied.

10.2  Proceedings.  Neither Seller nor any of its Affiliates shall be subject to
any  restraining  order  or  injunction   restraining  or  prohibiting  Seller's
performance of the transactions contemplated hereby.

10.3 Hart-Scott-Rodino. The waiting period under the HSR Act shall have expired or been terminated.

10.4 Deliveries. Seller shall have received the items to be delivered by Buyer pursuant to Section 4.3.

10.5 Opinion of Counsel to Buyer. Seller and Summit shall have received an opinion of counsel to the Buyer dated the Closing Date and reasonably satisfactory to Seller and Summit, in form and substance reasonably satisfactory to Seller.

11.      Certain Post-Closing Matters.

11.1     Access to Records, Information and Personnel.

(a) Information and Records. Subsequent to the Closing, Buyer agrees to provide Seller with reasonable access to all Books and Records transferred to Buyer at Closing and required by Seller for purposes of responding to any audits, investigations or other proceedings by any Regulatory Authority or other Person or for the defense or prosecution of any Excluded Liability or other Indemnified Buyer Claim. Such access will be during normal business hours, upon reasonable prior notice and without unreasonable interference with normal business operations and will be at the sole cost and expense of Seller.

(b) Personnel. If, after the Closing Date, Seller shall require the participation of officers and employees formerly employed by Seller for purposes of responding to any audits, investigations or other proceedings by any Regulatory Authority or the defense or prosecution of any Excluded Liability or other Indemnified Buyer Claim, and so long as there exists no conflict of interest between the parties, Buyer shall make such officers and employees reasonably available to Seller to participate in such defense or prosecution; provided, that Seller shall pay all out-of-pocket costs, charges and expenses arising from such participation.

11.2     Insurance.

(a) Effective at 12:01 am on the Closing Date, the Business shall cease to be covered by Seller's and its Affiliates' insurance policies. Prior to Closing, Seller will put each insurance carrier on written notice in regard to known incidents and claims and will provide Buyer with written documentation stating there are no known claims that have not been reported to the appropriate carrier.

(b) Effective at 12:01 am on the first day after Closing Date or at Closing, Seller will provide written evidence of notice of cancellation to any bonding and/or to every insurance company who have issued bonds or insurance policies on behalf of or providing coverage to the Business under which Seller or an Affiliate of Seller might be liable. Buyer will provide certificates of insurance at the Closing with respect to the following categories of insurance: directors' and officers' liability; errors and omissions; workers' compensation; auto liability; commercial general liability; crime insurance; fiduciary coverage; and property insurance (fixed and mobile). Said certificates of insurance shall show the: type of coverage (occurrence or claims made); dates of coverage; carrier name; address of carrier; limits of insurance; retroactive date; and contact person for each line of insurance.

11.3     Books and Records.

(a) For a period of five (5) years after the Closing Date, or such longer period as required by law, if Buyer desires to dispose of any of the Books and Records relating to Taxes and acquired from Seller pursuant to this Agreement that relate to the Business conducted prior to the Closing Date, notice to such effect shall be given by Buyer to Seller and Seller shall be given an opportunity prior to any such disposition, at its cost and expense, to remove and retain all or any part of such Books and Records as it may select.

(b) For a period of five (5) years after the Closing Date, or such longer period as required by law, if Seller desires to dispose of any of the Books and Records in its possession on the Closing Date that relate to the Business conducted prior to the Closing Date, notice to such effect shall be given by Seller to Buyer and Buyer shall be given an opportunity prior to any such disposition, at its cost and expense, to remove and retain all or any part of such Books and Records as it may select. During the period such Books and Records are preserved and kept by Seller, duly authorized representatives of Buyer shall, on reasonable prior notice, have access thereto during normal business hours to examine, inspect and copy such Books and Records at Buyer's expense.

11.4     Taxes.

(a) Seller and Buyer shall each be responsible for paying half of any and all transfer, conveyance, recording and similar fees or Taxes (including, without limitation, sales, use and real and personal property transfer Taxes) arising from the sale of the Transferred Assets pursuant to this Agreement, and Buyer shall be responsible for preparing and filing any Tax Returns in connection therewith.

(b) Seller shall be liable for all Taxes in respect of or relating to the Transferred Assets or the Business for any Pre Closing Period. Buyer shall be liable for all Taxes in respect of or relating to the Transferred Assets or Business for any taxable year or period that is not a Pre-Closing Period.

(c) From time to time after the Closing, the parties shall deliver (at the cost of the requesting party) to each other such information and data as any party may reasonably request, including that required in order to enable such party to complete and file all Tax Returns that may be required to be filed by it and to complete all customary Tax and accounting procedures and otherwise to enable such party to satisfy its internal accounting, Tax and other requirements, provided, that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the other party or its Affiliates.

11.5     Employee and Employee Benefits.

(a) (i) Subject to Section 11.5(a)(ii), for a period of one year following the Closing Date, Buyer shall be responsible for severance pay payable to any Employee who is (x) employed by Seller immediately preceding the Closing and (y) either (1) not offered employment with Buyer or (2) hired and thereafter terminated by Buyer. Such payments shall be made pursuant to Buyer's severance policy in effect on the date of termination. Buyer shall compute such severance pay by giving affected Employees credit for years of service with Seller and its Affiliates.

                  (ii) Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall pay and otherwise be responsible for thirty percent (30%), and Summit and Seller, jointly and severally, shall pay and otherwise be responsible for seventy percent (70%), of all liabilities and obligations of Summit, Seller and Buyer arising under the Severance Agreement, dated August 4, 1998, between Menderes Akdag and Seller; provided that Summit shall be entitled to 100% of the savings of any waiver by Mr. Akdag of any amounts due him under the Severance Agreement due to inducements provided by Summit.

(b) Effective as of the Closing, the Buyer shall assume sponsorship of all of the Employee Benefit Plans listed on Schedule 11.5(b) Assumed Employee Benefit Plans.

(c) Neither Buyer nor Seller intends this Agreement to create any rights or interests, except as between Buyer and Seller, and no present, former or future employee of Buyer or Seller shall be treated as a third party beneficiary by, in or under this Agreement.

(d) (i) Seller and Buyer will (x) treat Buyer and each Affiliate thereof, as applicable, as a "successor employer" and Seller (as applicable) as a "predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to the employees of the Business who are employed by Buyer or any of its Affiliates for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and (y) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such employee for the calendar year within which the Closing Date occurs, and
(ii) at the request of Buyer with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, Seller will (x) treat Buyer and each of its Affiliates, as applicable, as a successor employer and Seller, as applicable, as a predecessor employer, within the meaning of the relevant provisions of such Tax law, with respect to the employees of the Business who are employed by Buyer (or, if applicable, any Affiliate thereof) and (y) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax law with respect to each such employee for the calendar year within which the Closing Date occurs.

11.6     Covenant Not to Compete.

(a) Seller and Summit each agrees that it will not at any time within the three-year period immediately following the Closing (i) directly or indirectly engage, or have any ownership interest in any firm, corporation, partnership, proprietorship or other business entity that engages (directly or indirectly) in the activities now engaged in by Seller (or any other activities included in the Business, whether or not engaged in by Seller) in North America or any other geographic areas in which the Business is now conducted, so long as Buyer or any of its Affiliates, remains engaged in the Business; or (ii) employ, or solicit or offer to employ, any employee of the Business to whom Buyer of any of its Affiliates offers employment; provided, however, that notwithstanding the foregoing Summit shall be deemed not to be in breach of this Section 11.6 if such breach would arise solely from a passive investment of less than an aggregate of 5% of the capital stock of a Person.

(b) Seller and Summit each  acknowledges  that the  covenants  contained in this
Section 11.6 were a material and necessary inducement for Buyer to agree to the transactions contemplated by this Agreement, and that Summit and Seller will realize significant monetary benefit from these transactions, that violation of any of the covenants contained in this Section 11.6 will cause irreparable and continuing damage to Buyer, that Buyer shall be entitled to injunctive or other equitable relief from any court of competent jurisdiction restraining any further violation of such covenants and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled.

11.7 Post Closing Confidentiality. Seller and Summit each covenants and agrees that at all times subsequent to the Closing it will, and it will cause its Affiliates to, maintain the confidentiality of non-public information regarding the Business and the Transferred Assets unless disclosure of such information is required by law or in connection with a proceeding arising out of or relating to this Agreement.

12.      Indemnification.

12.1 By Seller. From and after the Closing and subject to the limitations of this Article 12, Seller and Summit, jointly and severally, covenant and agree to indemnify, hold harmless, pay and reimburse Buyer, its Affiliates and any director, shareholder, employee, officer, adviser or representative of Buyer or any of its Affiliates (an "Indemnified Buyer Party") from and against the following (referred to herein as the "Indemnified Buyer Claims"):

(a) any and all damages, losses, claims, deficiencies, liabilities, obligations, costs and expenses, whether or not resulting from third-party claims, (including, but not limited to, any interest, penalties, fines, reasonable attorneys' fees and costs and expenses incurred in the defense or settlement of any claims of an Indemnified Buyer Party covered by this Article 12) incurred or suffered by any Indemnified Buyer Party arising out of:

(i)      the Excluded Liabilities;

(ii) subject to Section 12.1(d) below, any breach of a representation or warranty on the part of Seller contained in Article 5 (without taking into account any qualification as to materiality or Material Adverse Effect contained in any such representation or warranty other than, in the case of the representations and warranties in Section 5.14, the qualification as to Material Adverse Effect contained in clause (b) of such Section.

(iii) any breach or non-fulfillment of any agreement or covenant to be performed by Seller or Summit pursuant to this Agreement;

(iv) any failure to comply with the requirements of any applicable bulk sales law; and

(b) any and all actions, suits, claims, proceedings, demands, assessments, judgments, costs and other expenses (including reasonable attorneys' fees and disbursements) incident to any of the foregoing or to the enforcement of this
Section 12.1.

(c) Notwithstanding anything to the contrary contained herein, Seller shall not have any liability hereunder for (i) the failure of Seller or Buyer to receive, for any reason whatsoever, any consent identified in Schedule 5.3 that is required as a result of the transactions contemplated by this Agreement or (ii) any special, punitive or consequential damages. Buyer shall use commercially reasonable efforts to mitigate any damages arising from Indemnified Buyer Claims.

(d) Notwithstanding anything in this Agreement to the contrary, each Indemnified Buyer Party's right to indemnification for any breach of the representations and warranties in Section 5.14, insofar as such breach arises out of or relates to Applicable Laws or Governmental Approvals relating to the fulfillment of contact lens orders, shall (i) be determined without giving effect to any disclosure on
Schedule 5.14 and (ii) be limited to any damages, losses, claims, deficiencies, obligations, costs and expenses (including, but not limited to, any interest, penalties, fines, reasonable attorneys' fees and costs and expenses incurred in the defense or settlement of any claims), resulting from Third-Party Claims (x) arising out of or relating to any enforcement or like action initiated by any Regulatory Authority with respect to the manner in which the Business was operated at any time up through Closing (it being understood and agreed that for this purpose, a Third-Party Claim shall be deemed to include the cost to Buyer of implementing any changes in the methods of operating the Business required in response to any such action from the methods used prior to the Closing) and (y) otherwise arising out of or relating to such breach; it being understood and agreed that to the extent Buyer continues any such operations from and after the Closing on a basis consistent with the practices prior to the Closing, each Buyer Indemnified Party's right to indemnification hereunder will extend to any such damages, losses, claims, deficiencies, obligations, costs and expenses arising out of or related to, Buyer's operation of the Business in such fashion post-Closing. Any claim subject to this Section 12.1(d) shall be deemed to be made pursuant to 12.1(a)(ii) arising from a breach of Section 5.14, subject to the limitations on claims contained in this Agreement with respect to claims made pursuant thereto.

12.2 By Buyer. From and after the Closing and subject to the limitations of this
Article 12, Buyer agrees to indemnify, hold harmless, pay and reimburse Seller, its Affiliates and any director, shareholder, employee, officer, adviser or representative of Seller or any of its Affiliates (an "Indemnified Seller Party"), from and against the following (referred to herein as the "Indemnified Seller Claims"):

(a) any and all damages, losses, claims, deficiencies, liabilities obligations, costs and expenses, whether or not resulting from third-party claims, (including, but not limited to, any interest, penalties, fines, reasonable attorneys' fees and costs and expenses incurred in the defense or settlement of any claims of all Indemnified Seller Party covered by this Article 12) incurred or suffered by any Indemnified Seller Party arising out of:

(i) the operation by Buyer or any of its Affiliates of the Business from and after the Closing Date (except to the extent the same is incurred by such Indemnified Seller Party solely in its capacity as a stockholder of Buyer);

(ii)     the Assumed Liabilities;

(iii) any breach of a representation or warranty on the part of Buyer contained in Article 6; or

(iv) any breach or non-fulfillment of any agreement or covenant to be performed by Buyer pursuant to this Agreement; and

(b) any and all actions, suits, claims, proceedings, demands, assessments, judgments, costs and other expenses (including reasonable attorneys' fees and disbursements) incident to any of the foregoing or to the enforcement of this
Section 12.2.

(c) Notwithstanding anything to the contrary contained herein, Buyer shall not have any liability hereunder for any special, punitive or consequential damages. Buyer shall use commercially reasonable efforts to mitigate any damages arising from Indemnified Buyer Claims.

12.3     Entitlement to Indemnification, Exclusivity.

(a) Each Indemnified Buyer Party or Indemnified Seller Party, as the case may be, shall be entitled to indemnity under Section 12.1(a)(ii) or 12.2(a)(iii), as applicable, for any and all claims as to which notice is given pursuant to
Section 12.4 during the periods set forth in Section 12.5. The termination of the representations and warranties contained in this Agreement shall not affect the rights of any Indemnified Buyer Party or Indemnified Seller Party, as applicable, to prosecute to conclusion any claim resulting from any breach of a representation or warranty as to which notice is given pursuant to Section 12.4 prior to the termination of such representation or warranty.

(b) The indemnification provided in this Article 12 shall be the sole and exclusive remedy of any Indemnified Seller Party or Indemnified Buyer Party in respect of breach of the representations and warranties of Seller and Buyer or (except for Sections 7.9 and 14.4) the breach of any covenants of Seller or Buyer hereunder to be performed on or prior to the Closing.

(c) The parties agree that all indemnification payments made pursuant to Sections 12.1, 12.2 and 12.7 shall be treated as an adjustment to the Purchase Price for all Tax Purposes unless otherwise required by law.

12.4     Notice and Defense of Claims.

(a) Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action, arbitration or proceeding in respect of which indemnity may be sought on account of the indemnity agreement contained in this
Article 12 (a "Third Party Claim"), the party seeking indemnification (the "Asserting Party") will notify in writing, within sufficient time to respond to such claim or answer or otherwise plead in such action, the party from whom indemnification is sought (the "Defending Party"). Any such notice shall include a description of the Third Party Claim, an estimate of the amount of the claim, a reference to the Section of this Agreement under which indemnification is being sought (including, in the case of a claim under Sections 12.1(a)(ii), 12.1(a)(iii), 12.2(a)(iii) or 12.2(a)(iv), reference to the representation, warranty, covenant or other provision of this Agreement alleged to have been breached or non-fulfilled) and, if the Third Party Claim involves an Assumed Contract, the identity of such Assumed Contract, in each case, to the extent then known. Except to the extent the Defending Party is materially prejudiced as a result of the failure of the Asserting Party to give notice as provided in this Section 12.4, the omission of such Asserting Party so to notify promptly the Defending Party of any such Third Party Claim shall not relieve such Defending Party from any liability, it may have to such Asserting Party, in connection therewith, on account of the indemnity agreements contained in this
Article 12. If any Third Party Claim shall be asserted or commenced, the Asserting Party shall notify the Defending Party of the commencement thereof, the Asserting Party shall have the right to control the defense thereof, but the Defending Party will be entitled, at its expense, to participate therein, and in the settlement thereof, provided that the Defending Party shall be entitled, if it so elects, to take control of the defense and investigation of such Third Party Claim and to employ and engage attorneys of its own choice to handle and defend the same, at the Defending Party's cost, risk and expense. After notice from the Defending Party to the Asserting Party of its election to assume the defense of such Third Party Claim, the Defending Party shall not be liable to the Asserting Party under this Article 12 for any legal or other expenses subsequently incurred by the Asserting Party in connection with the defense of such Third Party Claim; provided that the Asserting Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses for such counsel shall be at the expense of the Asserting Party unless (x) the employment thereof has been specifically authorized by the Defending Party or (y) the Asserting Party shall have been advised by counsel that due to the existence of conflicting interests, in the reasonable judgment of such counsel, it is advisable for the Asserting Party to employ separate counsel. No Third Party Claim shall be settled by the Defending Party without the Asserting Party's prior written consent; provided however, that the Asserting Party shall not unreasonably withhold or delay its consent to any proposed settlement if (i) such proposed settlement involves only the payment of money and (ii) the Defending Party demonstrates to the reasonable satisfaction of the Asserting Party that it is able to pay the amount of such settlement and all related expenses. Each party will cooperate with the other party in connection with any such Third Party Claim, make personnel, books and records relevant to the Third Party Claim available to the other party, and grant such authorizations or limited powers of attorney to the agents, representatives and counsel of such other party as such party may reasonably consider desirable in connection with the defense of any such Third Party Claim.

(b) With respect to all Indemnified Buyer Claims and Indemnified Seller Claims that do not constitute or involve Third Party Claims ("Non-Third Party Claims"), the Asserting Party will notify in writing, within fifteen (15) days of becoming aware of the basis for such claim, the Defending Party. Any such notice shall include a description of the Non-Third Party Claim, a good faith estimate of the amount of the claim, a reference to the Section of this Agreement under which indemnification is being sought (including, in the case of a claim under Sections 12.1 (a)(ii), 12.1(a)(iii), 12.2(a)(iii) or 12.2(a)(iv), reference to the representation, warranty, covenant or other provision of this Agreement alleged to have been breached or non-fulfilled) and, if the Non-Third Party Claim involves an Assumed Contract, the identity of such Assumed Contract, in each case, to the extent then known. Except to the extent that such failure of the Asserting Party to give notice as provided in this Section 12.4 results in the Defending Party being materially prejudiced as a result of such failure to give notice, the omission of such indemnified party so to notify promptly the indemnifying party of any such Non-Third Party Claim shall not relieve such indemnifying party from any liability it may have to such indemnified party, in connection therewith, on account of the indemnity agreements contained in this
Article 12.

12.5     Survival of Representations and Warranties.

(a) The representations and warranties of Seller contained in this Agreement or in any agreement, document or instrument delivered pursuant to this Agreement shall survive through the 30th day following the first anniversary of the Closing Date, except that (i) the representations and warranties contained in Sections 5.1, 5.2, 5.4 and 5.9 shall survive without limitation and (ii) the representations and warranties contained in Section 5.6 and 5.7 shall survive for so long as any applicable statute of limitations remains open, in whole or in part, including without limitation by reason of waiver of such statute of limitations, and for 30 days thereafter.

(b) The representations and warranties of Buyer contained in this Agreement or in any agreement, document or instrument delivered pursuant to this Agreement shall survive through the 30th day following the first anniversary of the Closing Date, except that the representations and warranties contained in Sections 6.1 and 6.2 shall survive without limitation.

12.6     Limitations on Parties' Right to Indemnification.

(a) The maximum liability, in the aggregate, of Seller and Summit to indemnify the Indemnified Buyer Parties for any and all Indemnified Buyer Claims pursuant to clauses (ii) or (iii) of Section 12.1(a) shall be limited to an aggregate amount equal to $5,000,000; provided that the limitation contained in this subparagraph for claims pursuant to clause (iii) of Section 12.1(a) shall apply only to breaches of any of the covenants in Sections 7.1-7.7.

(b) The Indemnified Buyer Parties shall be entitled to seek indemnification for Indemnified Buyer Claims pursuant to clauses (ii) or (iii) of Section 12.1(a) from Seller and Summit only when the aggregate value of all such Indemnified Buyer Claims of any and all of the Indemnified Buyer Parties thereto exceeds $300,000, at which point Seller and Summit shall only be liable to the Indemnified Buyer Parties for the value of any additional Indemnified Buyer Claims over $300,000, subject to the limitation set forth in Section 12.6(a) provided that the limitation contained in this subparagraph for claims pursuant to clause (iii) of Section 12.1(a) shall apply only to breaches of any of the covenants set forth in Sections 7.1-7.7.

(c) The maximum liability, in the aggregate, of Buyer to the Indemnified Seller Parties for any and all Indemnified Seller Claims pursuant to clauses (iii) or
(iv) of Section 12.2(a) shall be limited to an aggregate amount equal to $5,000,000; provided, that the limitation contained in this subparagraph for claims pursuant to clause (iv) of Section 12.2(a) shall apply only to breaches of any of the covenants set forth in Sections 8.1-8.5.

(d) The Indemnified Seller Parties shall be entitled to seek indemnification for Indemnified Seller Claims pursuant to clauses (iii) or (iv)of Section 12.2(a) from Buyer only when the aggregate value of all such Indemnified Seller Claims exceeds $300,000, at which point Buyer shall only be liable to the Indemnified Seller Parties for the value of any additional Indemnified Seller Claims over $300,000, subject to the limitation in Section 12.6(c); provided, that the limitation contained in this subparagraph for claims pursuant to clause (iv) of
Section 12.2(a) shall apply only to breaches of any of the covenants set forth in Sections 8.1-8.5.

12.7 Special Indemnity. From and after the Closing, Buyer shall manage the litigation arising from the civil complaint filed by Thomas Crosley against Seller in the United States District Court for the Western District of Texas, San Antonio Division, as Civil Action No. SA00CA0385 (the "Texas Litigation"), and Seller and Summit, jointly and severally, covenant and agree to indemnify, hold harmless, pay and reimburse the Indemnified Buyer Parties for one half of any and all damages, losses, claims, deficiencies, liabilities, obligations, costs and expenses (including, but not limited to, any interest, penalties, fines, reasonable attorneys' fees and costs and expenses) incurred or suffered by any Indemnified Buyer Party arising from or relating to the Texas Litigation. Damages, losses, claims, deficiencies, liabilities, obligations, costs and expenses in the form of the distribution by any Indemnified Buyer Party of free or discounted goods or services shall be deemed to equal the difference of the actual cost basis of such Indemnified Buyer Party of such goods or the actual cost to such Indemnified Buyer Party of providing such services, less, in the case of any such discounted items, any proceeds actually received by such Indemnified Buyer Party with respect to such goods or services, as the case may be. Payments made pursuant to this Section 12.7 shall be made promptly following Summit's receipt of invoices identifying in reasonable detail the amount of any such payment or reimbursement required to be made hereunder. Notwithstanding anything to the contrary set forth in this Agreement, (i) the Texas Litigation may not be settled without prior written consent of Summit, which consent may not unreasonably be withheld, and (ii) Summit and Seller shall have no liability or obligation to the Indemnified Buyer Parties with respect to the Texas Litigation except as provided in this Section 12.7.

13.      Termination.

13.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date (a) by the mutual written consent of Seller and Buyer, (b) by the non-defaulting party if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party which, if not cured, would excuse the performance hereof by the non-defaulting party, and such breach cannot be cured at or prior to the time the Closing would have taken place in accordance with Section 4.1,
(c) by any party hereto if the Closing has not taken place by July 31, 2000, and the party seeking to terminate this Agreement has not contributed in any material way to the failure of the Closing to occur by such date, and (d) by Summit if Summit or Seller shall have accepted a Superior Offer pursuant to
Section 7.10 and Summit shall have paid to Buyer, in cash, an amount equal to $1.5 million and (e) by Buyer if Summit or Seller shall have accepted a Superior Offer pursuant to Section 7.10 (the "Termination Fee").

13.2     Effect of Termination.

(a) Except for the obligations contained in Sections 14.2 and 14.4, which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to Section 13.1, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders, partners or principals shall have any rights, liabilities or obligations hereunder or with respect hereto, except that, if such termination results from the willful breach by a party of any representations, warranties, or covenants of such party contained in this Agreement, such party shall be fully liable for any and all damages, costs and expenses (including reasonable attorneys' fees) sustained or incurred by the other parties to this Agreement arising from such breach.

(b) Notwithstanding anything to the contrary contained in this Agreement, in the event Summit terminates this Agreement pursuant to Section 13.1(d), or Buyer terminates this Agreement pursuant to Section 13.1(e), Summit shall pay to Buyer as liquidated damages, at the effective time of such termination, in cash, an amount equal to the Termination Fee. In addition, if Buyer terminates this Agreement pursuant to Section 13.1(b) as a result of a willful and material breach of this Agreement by Summit or Seller, and within six months of such termination, Summit or Seller enters into a definitive agreement to consummate any sale, merger, consolidation, business combination, recapitalization, liquidation, dissolution, or similar transaction involving Seller or affecting a substantial portion of its assets, or, within such six month period, any such transaction is consummated, Summit shall pay to Buyer, at the date of the execution of such definitive agreement or, if earlier, the date of the consummation of such transaction, an amount in cash equal to the Termination Fee. Payment pursuant to this Section 13.2(b) shall be the sole and exclusive remedy of Buyer against Summit or Seller in connection with the transactions contemplated hereby.

14.      Miscellaneous

14.1 Amendment and Modification, Waiver of Provisions. This Agreement may be amended, modified or waived only by a written instrument executed by all of the parties hereto. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

14.2 Expenses. Except as otherwise expressly provided herein, the parties hereto agree that fees and out-of-pocket expenses shall be paid as follows:

(a) fees and disbursements of counsel, consultants and accountants shall be paid by the party retaining such Persons;

(b) expenses related to filings under the HSR Act and obtaining all required Regulatory Authority approvals shall be paid by Buyer; and

(c) all other fees and out-of-pocket expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such expenses.

14.3 Successors and Assigns; Assignments. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns. Except as set forth below, no party hereto may assign or transfer any of its rights or delegate any of its duties hereunder without the prior written consent of the other party, and any such attempted assignment, transfer or delegation without such consent shall be null and void. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to any of its Affiliates without Seller's consent, provided, that Buyer shall remain jointly and severally liable for its obligations hereunder.

14.4     Confidentiality, Public Announcement.

(a) From and after the date of this Agreement, the parties hereto and their Affiliates shall keep confidential the terms of this Agreement and the negotiations relating hereto and all documents and information obtained by a party from another party in connection with the transactions contemplated hereby, except (i) to the extent this Agreement and such negotiations need to be disclosed to obtain approval of any Regulatory Authority, (ii) for disclosures made in accordance with the terms of this Agreement and (iii) to the extent required by Applicable Law, regulations or rules of any national securities exchange.

(b) Except as otherwise required by law, regulations or rules of any national stock exchange, the parties hereto shall each furnish to the other the text of all notices and communications, written or oral, proposed to be sent by the furnishing party regarding the transactions contemplated hereby. Except as otherwise required by law, regulations or rules of any national stock exchange, the furnishing party shall not send or transmit such notices or communications or otherwise make them public unless and until the consent of the other party is received, which consent shall not be unreasonably withheld or delayed.

(c) Buyer and Seller shall issue a mutually agreed press release following execution of this Agreement and following the Closing.

14.5 Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be delivered personally, by courier, by telecopy or by mail (regular, certified or registered), postage prepaid, addressed as follows:

                           If to Seller:

                           Lens Express, Inc.
                           350 12th Avenue
                           Deerfield Beach, FL 33442
                           Attention: Mr. Mendo Akdag
                           Facsimile:  954-480-9446

                           With a copy to

                           Hutchins, Wheeler & Dittmar
                           101 Federal Street
                           Boston, MA  02110
                           Attention:  Steven M. Peck, Esq.
                           Facsimile:  (617) 951-1295

                           If to Summit:

                           Summit Technology Inc.
                           21 Hickory Drive
                           Waltham, MA  02451
                           Attention:  James A. Lightman, Senior Vice President
                           Facsimile:  781-890-6316

                           With a copy to:

                           Hutchins, Wheeler & Dittmar
                           101 Federal Street
                           Boston, MA  02110
                           Attention:  Steven M. Peck, Esq.
                           Facsimile:  (617) 951-1295

                           If to Buyer:

                           Strategic Optical Holdings, Inc.
                           One Greenwich Office Park
                           Greenwich, CT  06831
                           Attention:  Mr. Robert Tucker
                           Facsimile:  203-869-7978

                           With a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, NY 10022
                           Attention:  Stephen R. Hertz, Esq.
                           Facsimile:  212-909-6836

                           With a copy to:

                           Shapiro, Forman & Allen, LLP
                           380 Madison Avenue, 25th Fl.
                           New York, NY 10017
                           Attention:  Robert Forman, Esq.
                           Fax:  212-557-1275

or to such other address as a party may from time to time designate in writing in accordance with this Section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery, or (b) on the Business Day it is sent, if sent by facsimile transmission and an activity report showing the correct facsimile number of the party on whom notice is served and the correct number of pages transmitted is obtained by the sender, or (c) on the first Business Day after sending, if sent by courier or overnight delivery, or (d) on the third Business Day after sending, if sent by mail (regular, certified or registered), provided that notice of change of address shall be effective only upon receipt.

14.6 No Third Parties Benefited. This Agreement is made and entered into for the protection and benefit of the parties hereto and their permitted successors and assigns, and no other Person shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Agreement or any of the documents executed in connection herewith.

14.7 Law Governing. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law provisions thereof.

14.8 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

14.9 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

14.10 Entire Agreement. This Agreement, including the schedules and exhibits hereto, which are incorporated herein and made an integrated part hereof by this reference, and the Transaction Documents, constitute the entire agreement between the parties and supersede and cancel any and all prior agreements between them relating to the subject matter hereof.

14.11 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

14.12 Consent to Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding instituted against such party under or in connection with this Agreement shall be brought exclusively in a court of competent jurisdiction of the State of New York. By execution hereof, each party hereto irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each party hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding.

14.13 Waiver of Jury Trial. EACH OF SELLER, SUMMIT AND BUYER WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. No party to this Agreement shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Agreement or any related instruments or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

14.14 Supplements to Disclosures. From time to time, not later than three Business Days prior to the Closing Date, Seller, in respect of Section 5, or Buyer, as relates to Section 6, may amend or supplement any Schedules to such
Section 5 or 6, as applicable, with respect to any matter arising after the date of this Agreement that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described therein or that is necessary to complete or correct any information in any representation or warranty contained in Section 5 or 6, as applicable, and Seller or Buyer, as applicable, shall notify the other party in writing of such amendment or supplement. For purposes of determining the fulfillment of the condition precedent set forth in Section 9.1(a), no such amendment or supplement shall be given effect; for all other purposes, including, without limitation, Section 12.1(a)(ii), each such amendment and supplement shall be given effect. At all times prior to the Closing, each party shall as promptly as possible notify the other party of the occurrence of any event as to which it obtains knowledge that would make any of the representations, warranties and disclosures made herein with respect to such party, any of its Affiliates or, in the case of Seller, the Business, untrue or misleading or which is reasonably likely to result in the failure of a condition specified in Article 9 or 10 hereof.

         IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

BUYER:                                                       SELLER:

STRATEGIC OPTICAL HOLDINGS, INC.                             LENS EXPRESS, INC.


By:___________________________________________________       By:___________________________________________________
     Name:                                                        Name:     Robert J. Palmisano
     Title:                                                       Title:    Chief Executive Officer

                                                             SUMMIT TECHNOLOGY, INC.


                                                             By:___________________________________________________
                                                                  Name:     Robert J. Palmisano
                                                                  Title:    Chief Executive Officer
